UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

MACQUARIE INFRASTRUCTURE CORPORATION
(Name of Registrant as Specified in Its Charter)
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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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MACQUARIE INFRASTRUCTURE CORPORATION
March 29, 2018
Dear Stockholder:
You are cordially invited to participate in our 2018 Annual Meeting of Stockholders, referred to herein as the Annual Meeting, which will be held on Wednesday, May 16, 2018 at 10:00A.M. (Eastern Time), at Carnegie Hall, 881 7th Avenue, New York, New York, 10019. We are also offering a “virtual meeting” of stockholders, that is, you may participate solely “by means of remote communication.” You will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/MIC18 or listen and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com.
The following pages contain the formal Notice of the Annual Meeting and our proxy statement. The proxy statement contains important information about the Annual Meeting, the proposals we will consider and how you can vote your shares. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.
Your vote is very important to us. Whether or not you plan to participate in the Annual Meeting, we encourage you to promptly vote and submit your proxy by telephone or by Internet or by completing, signing, dating and returning the enclosed proxy card. This will help us ensure that your vote is represented at the Annual Meeting.
On behalf of the board of directors and management, I extend our appreciation for your participation and interest in Macquarie Infrastructure Corporation.
Sincerely,
Martin Stanley
Chairman of the Board of Directors

MACQUARIE INFRASTRUCTURE CORPORATION
March 29, 2018
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 16, 2018
Macquarie Infrastructure Corporation’s 2018 Annual Meeting of Stockholders, referred to herein as the Annual Meeting, will be held on Wednesday, May 16, 2018 at 10:00A.M. (Eastern Time) at Carnegie Hall, 881 7th Avenue, New York, New York, 10019. You may also participate in the Annual Meeting online, vote your shares electronically and submit questions during the Meeting, by visiting www.virtualshareholdermeeting.com/MIC18. You will need your 16-Digit Control Number to enter the Annual Meeting in this manner. In addition, you may listen to the meeting and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call. At the Annual Meeting, we will discuss, and you will vote on, the following proposals:
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the election of directors eligible for election by our common stockholders to our board of directors to serve for a one-year term;

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the ratification of the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2018;

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the approval, on an advisory basis, of executive compensation; and

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any other business as may be properly brought before the meeting.

These matters are more fully described in the enclosed proxy statement. The board of directors recommends that you vote FOR the election of directors, the ratification of the independent auditors and the approval, on an advisory basis, of executive compensation.
Only stockholders of record at the close of business on March 21, 2018 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. Prior to the Annual Meeting, those stockholders will be able to vote at www.proxyvote.com. Each stockholder is entitled to one vote for each share of common stock held at the close of business on March 21, 2018.
The share register will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices at 125 West 55th Street, New York, New York 10019, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/MIC18 when you enter your 16-Digit Control Number.
You will be required to bring certain documents with you to be admitted to the Annual Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual Meeting to ensure that you comply with these requirements.
You have three options for submitting your vote before the Annual Meeting:
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Internet;

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Phone; or

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Mail.

We encourage you to vote promptly, even if you plan to participate in the Annual Meeting.
Important Notice Regarding the Internet Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 16, 2018. The proxy statement and our 2017 annual report are available at www.proxyvote.com and are also available on our website at www.macquarie.com/mic under “Investor Center/Reports and Presentations”.
By order of the board of directors,
Michael Kernan
General Counsel and Secretary

MACQUARIE INFRASTRUCTURE CORPORATION
i

Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.
Macquarie Infrastructure Corporation is the successor to Macquarie Infrastructure Company LLC (MIC LLC) pursuant to the conversion (the Conversion) of MIC LLC from a Delaware limited liability company to a Delaware corporation on May 21, 2015. Except where the context indicates otherwise, “MIC,” “we,” “us,” and “our” refer (i) from and after the time of the Conversion, to Macquarie Infrastructure Corporation and its subsidiaries and (ii) prior to the Conversion, to the predecessor MIC LLC and its subsidiaries. References to “stockholders” refer to holders of  (i) from and after the time of the Conversion, common stock and (ii) prior to the Conversion, LLC interests.
“Macquarie Group” or “Macquarie” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited (MGL) and its worldwide subsidiaries and affiliates, including our Manager, Macquarie Infrastructure Management (USA) Inc.
ii

MACQUARIE INFRASTRUCTURE CORPORATION
125 West 55 th Street
New York, New York 10019
PROXY STATEMENT
For Annual Meeting of Stockholders on May 16, 2018
VOTING INSTRUCTION AND INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Macquarie Infrastructure Corporation, a Delaware corporation, for the Annual Meeting of Stockholders of Macquarie Infrastructure Corporation to be held on Wednesday, May 16, 2018 at 10:00 A.M. (Eastern Time) at Carnegie Hall, 881 7th Avenue, New York, New York, 10019. You also can participate in the Annual Meeting online, vote your shares electronically and submit questions during the Meeting and for any subsequent adjournments or postponements of the 2018 Annual Meeting of Stockholders, by visiting www.virtualshareholdermeeting.com/MIC18. You will need your 16-Digit Control Number to access the Annual Meeting. In addition, you may listen and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call. The notice of Annual Meeting, proxy statement and proxy are first being distributed to stockholders on or about April 6, 2018.
Purpose of Meeting
As described in more detail in this proxy statement, stockholders will vote on the following proposals at the Annual Meeting:
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the election of directors eligible for election by our common stockholders to our board of directors to serve for a one-year term that expires at our 2019 Annual Meeting (Proposal 1);

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the ratification of the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2018 (Proposal 2);

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the approval, on an advisory basis, of executive compensation (Proposal 3); and

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any other business as may be properly brought before the meeting.

Internet, Conference Call and Electronic Availability of Proxy Materials
As permitted by the Securities and Exchange Commission (“SEC”), we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to stockholders who hold shares in “street name” through a bank, broker or other holder of record. The Notice includes instructions on how to access this proxy statement and our 2017 annual report via the Internet or to request a printed set of these materials at no charge. The Notice also provides instructions on how to access your proxy card to be able to vote via the Internet or by telephone.
We will mail or provide notice and electronic delivery of the proxy solicitation materials and our 2017 annual report at https://materials.proxyvote.com/55608B on or around April 6, 2018 to all stockholders entitled to vote at the Annual Meeting. Prior to the Annual Meeting, stockholders will be able to access these documents and vote on the proposals at www.proxyvote.com. At the Annual Meeting, stockholders will be able to access these documents, submit questions, participate in the meeting and vote on the proposals at www.virtualshareholdermeeting.com/MIC18. Stockholders may also listen to and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call. Stockholders are also invited to participate in our Annual Meeting in person.
Any beneficial owner may request proxy materials in printed form by mail or electronically by email on an ongoing basis. If you hold your shares through a bank, broker or another financial institution, please refer to the information provided by that entity for instructions on how to elect this option. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual meetings on the environment. An election to receive proxy materials by mail or email will remain in effect until terminated.

Procedure for Attending and Voting at the Annual Meeting
The Company will be hosting the Annual Meeting live at Carnegie Hall, 881 7th Avenue, New York, New York, 10019 and via the Internet.
Attending and Voting in Person
All shareholders who will attend the Annual Meeting in person must bring an acceptable form of government-issued identification, such as a driver’s license, to the meeting location in order to attend. If you hold common stock in “street name” and would like to attend our Annual Meeting, you will also need to bring an account statement or other acceptable evidence of ownership of common stock as of the close of business on March 21, 2018, the record date for our Annual Meeting or a valid “legal proxy,” which you can obtain from your broker, bank or other financial institution through which you hold your common stock. If you are voting on behalf of another person, including a legal entity, in addition to the above, we must also have received by 11:59 P.M. (Eastern Time) on May 15, 2018 a duly executed proxy from the shareholder of record or beneficial owner appointing you as proxy.
Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the in-person Annual Meeting. You will be required to enter through a security check point before being granted access to the Annual Meeting.
All shareholders of record may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting.
Attending and Voting Online
A summary of the information you need to participate in the Annual Meeting online is provided below:
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any stockholder can participate in the Annual Meeting live via the Internet at www.macquarie.com/mic by clicking on the link located on the “Investor Center/Reports and Presentations” page;

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the webcast will start at 10:00 A.M. (Eastern Time), but access to the Annual Meeting will be available 15 minutes prior to such time and we encourage you to login during that period;

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stockholders may vote and submit questions while participating in the Annual Meeting via the Internet;

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you will need to have your 16-Digit Control Number to enter the Annual Meeting;

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instructions on how to participate via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MIC18; and

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a webcast replay of the Annual Meeting will be available until December 31, 2018 at www.macquarie.com/mic on the “Investor Center/Reports and Presentations” page.

In addition, you may listen and submit your questions via conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call.
Voting by Proxy
In addition to voting at the Annual Meeting as described above, stockholders can vote by proxy in any of the following ways before the Annual Meeting:
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By Internet.   You can use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time) the day before the Annual Meeting. Instructions for voting over the Internet can be found in the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by internet.

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By Telephone.   The number for telephone voting can be found on the enclosed proxy card or the Notice. You will need your 16-Digit Control Number to vote by telephone. Telephone voting is available 24 hours a day.

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By Mail.   Complete, sign, date and return the proxy card supplied by your broker, bank or other financial institution through which you hold your shares.

WE MUST RECEIVE YOUR PROXY BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 15, 2018. IF WE DO NOT RECEIVE YOUR PROXY BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL MEETING LIVE IN PERSON OR VIA THE INTERNET AND VOTE AT THE MEETING, YOUR VOTE WILL NOT BE REPRESENTED.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting. Voting your proxy by Internet, telephone or mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If you own your shares of our common stock in street name and wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank or broker or obtain a proxy from the record holder.
The Internet and telephone voting procedures are designed to authenticate your identities, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. When voting by Internet or telephone, you should understand that, while neither we nor any third party proxy service providers charge fees for voting by Internet or telephone, there may nevertheless be costs, such as usage charges from Internet access providers and telephone companies, which must be borne by you.
Your proxy will be voted as you direct in your proxy. Proxies returned without voting directions, and without specifying a proxy to participate in the Annual Meeting and vote on your behalf, will be voted in accordance with the recommendations of our board. Our board recommends:
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a vote FOR each of the six nominees for director to serve for a one-year term that expires at our 2019 Annual Meeting (Proposal 1);

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a vote FOR the ratification of the selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018 (Proposal 2); and

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a vote FOR the proposal to approve, on an advisory basis, our executives’ compensation (Proposal 3).

If any other matter properly comes before the Annual Meeting, your proxy will be voted on that matter by the proxy holders, in their discretion.
Revocation of Proxy
You may revoke or change your proxy before the Annual Meeting by:
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subsequently executing and mailing a new proxy card that is received on a later date and no later than the deadline specified on the proxy card;

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subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;

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giving written notice of revocation to the attention of Michael Kernan, General Counsel and Secretary, Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019, that is received no later than 11:59 P.M. (Eastern Time) on May 15, 2018; or

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voting in person or on the Internet at our Annual Meeting.

If you need an additional proxy card and are a record holder, contact Michael Kernan, our General Counsel and Secretary, at 212-231-1849; if you are a beneficial owner, contact your bank, broker or other financial institution through which you hold your shares.

Approval of Proposals and Solicitation
Each stockholder who owned shares of common stock on March 21, 2018, the record date for the determination of stockholders entitled to vote at the Annual Meeting, is entitled to one vote for each share. On March 21, 2018, we had 84,902,488 shares of common stock issued and outstanding that we believe were held by approximately 380 holders of record.
Quorum
Under the amended and restated bylaws of the Company, the holders of a majority of the voting power of the outstanding common stock entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of stockholders of the Company. Holders of shares of common stock as of the record date are the only stockholders entitled to vote at the Annual Meeting. Shares represented by proxies that are marked “abstain” or that are represented by broker non-votes will be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposal 2 described in this proxy is a “discretionary” item. Proposals 1 and 3 described in this proxy statement are “non-discretionary” items.
If the persons present in person or by proxy at the Annual Meeting do not constitute a majority of the voting power of the outstanding common stock entitled to vote as of the record date, we will adjourn or postpone the Annual Meeting to a later date.
Approval of Proposals
Election of Directors.   For the election of directors (Proposal 1), the affirmative vote of a majority of the votes cast is required. You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN from voting as to one or more director nominees. Abstentions and broker non-votes will not be counted as votes cast.
Ratification of the Appointment of the Independent Auditor.   For the ratification of the independent auditor (Proposal 2), the affirmative vote of at least a majority of shares represented at the meeting in person or by proxy is required. You may vote FOR or AGAINST or you may ABSTAIN from the ratification of the independent auditor. An abstention will have the effect of a negative vote on this matter.
Approval, on an Advisory Basis, of Executive Compensation.   For the approval, on an advisory basis, of executive compensation (Proposal 3), the affirmative vote of at least a majority of shares represented at the meeting in person or by proxy is required. You may vote FOR or AGAINST or you may ABSTAIN from the advisory vote on executive compensation. An abstention will have the effect of a negative vote on this matter. A broker non-vote will not be counted as present for purposes of calculating the voting results on this matter.
Other Matters.   Any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the votes represented at the meeting in person or by proxy in order to pass.
All votes will be tabulated by Broadridge Financial Services, the proxy tabulator and inspector of election appointed for the Annual Meeting. Broadridge Financial Services will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Ensuring Your Vote Counts
Under rules of the New York Stock Exchange, or NYSE, if you are a beneficial owner and hold your shares in “street name,” you must give your bank, broker or other holder of record specific voting instructions for your shares by the deadline provided in order to ensure your shares are voted in the way you would like.
If you do not provide voting instructions to your bank, broker or other holder of record, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items.   Proposal 1, the election of directors and Proposal 3, the approval, on an advisory basis, of executive compensation are “non-discretionary items” and may not be voted on by brokers, banks or other holders of record who have not received specific voting instructions from beneficial owners. If you do not provide specific voting instructions, your shares will be recorded as a broker non-vote and will not be counted as a vote cast or as present for purposes of calculating voting results.
Discretionary Item.   Proposal 2, the ratification of the appointment of the independent auditor, is a “discretionary item” and brokers, banks or other holders of record can vote your shares on the ratification of the independent auditor in their discretion unless they receive specific voting instructions from you.
Solicitation of Proxies
We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. In addition to the solicitation of proxies by mail, solicitation may be made by certain employees of the Macquarie Group by telephone or other means. These employees will receive no additional compensation for such solicitation. The Company has retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of  $25,000 plus reimbursement of expenses. The Company will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with the rules of the NYSE.
Delivery of Documents to Stockholders Sharing an Address
If you are the beneficial owner, but not the record holder, of shares, the broker, bank or other financial institution through which you hold your shares may only deliver one copy of this proxy statement and our 2017 annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, to a stockholder at a shared address to which a single copy of the documents was delivered a copy of this proxy statement and our 2017 annual report. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Macquarie Infrastructure Corporation, Attn: Investor Relations 125 West 55th Street, New York, NY 10019, or by calling 212-231-1825. If you are a beneficial owner and would like to receive a separate copy of this proxy statement and our 2017 annual report, please contact the broker, bank or other financial institution through which you hold your shares. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will also need to contact their broker, bank or other financial institution to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

PROPOSAL 1:
ELECTION OF DIRECTORS
Election of Directors
Six directors are eligible to be elected by our stockholders at this Annual Meeting and will serve a term that expires at our 2019 Annual Meeting. Each of Messrs. Brown, Carmany, Hooke, Kirk and Lentz and Ms. Sananikone has been nominated for re-election. If any nominee becomes unable or declines to serve, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors.
The following biographies highlight the specific skills, qualifications and experience of the directors nominated for election, and support the nomination and governance committee’s determination that these individuals are particularly qualified to serve on our board. The six nominees for election at the Annual Meeting are as follows.
Norman H. Brown, Jr. has served as a director of the Company since December 2004 and as lead independent director since October 2016. He currently serves as a Member and Senior Managing Director of Brock Capital Group LLC, which provides investment banking services for early stage and middle market companies, a position he has held since December 2003. Mr. Brown’s previous experience comprises over 30 years of experience in the investment banking business. During 2002 and 2003, Mr. Brown attended to private investments. From December 2000 to December 2001, he was Managing Director and Senior Advisor for Credit Suisse First Boston in the Global Industrial & Services Group with new business development responsibility for Latin America. During Mr. Brown’s 15 years at Donaldson, Lufkin & Jenrette Securities Corporation, from June 1985 to December 2000, he was a member of the Mergers & Acquisitions Group, established and headed the Restructuring Group, and headed the Global Metals & Mining Group. Until December 2009, Mr. Brown was the lead independent director for W.P. Stewart & Co. Growth Fund, Inc.
Mr. Brown brings in-depth knowledge of financial markets and broad leadership experience to our board of directors through his long tenure in the financial industry. His prior work and expertise in mergers and acquisitions and debt restructurings has allowed him to provide valuable advice on our past acquisitions and our efforts to strengthen our balance sheet. Mr. Brown’s experience as an independent director and lead director for other companies provides him with unique insight on corporate governance matters, which he has shared with the Company.
George W. Carmany, III has served as a director of the Company since December 2004. Since 1995, he has served as President of G.W. Carmany and Co., Inc., which advises developing companies in the life sciences and financial services industries. Mr. Carmany is a Senior Advisor to EnGeneIC Ltd., Essex Woodlands, and served in a similar capacity with Brown Brothers Harriman and Co. until 2014. In 2010, he retired as a director of SunLife Financial, Inc. He is a director of Remedy Partners, LLC and is a member of the advisory committee on health care policy of the Harvard Medical School. From 1999 to 2001, he served as Chairman and Chief Executive of Helicon Therapeutics and continued to serve as Chairman of Helicon Therapeutics through August 2005. From 1996 to 1997, he also served as Chairman of the New England Medical Center Hospitals. Mr. Carmany’s previous experience includes over 20 years at the American Express Company, where he held senior positions in its international banking, corporate and asset management divisions, and nine years at Bankers Trust Company.
Mr. Carmany is an experienced executive and he adds an important dimension to our board’s expertise through his considerable financial literacy and his work in advising developing companies. Mr. Carmany’s experience and background allows him to provide oversight and advice on financial reporting and accounting matters. As an advisor to developing companies, Mr. Carmany encounters and advises on a range of business, legal, risk management and financial issues. This experience has been valuable as our board has worked with our management team to address issues and manage risks arising out of the development and the implementation of a shared service center.
James Hooke has served as a director of the Company since September 2017. Mr. Hooke served as our chief executive officer from May 2009 until December 31, 2017. Mr. Hooke is currently employed as the chief executive officer of Macquarie Atlas Roads (ASX: MQA), a position he has held since February 1,

2018. Prior to becoming chief executive officer of the Company, Mr. Hooke was responsible for the management of portfolio company investments in unlisted infrastructure funds responsible for investing and managing investor commitments across a range of North American businesses. Mr. Hooke was also responsible for the management of several portfolio company investments for other Macquarie affiliates and clients. Prior to joining Macquarie and since 2001, Mr. Hooke served in various senior management positions with Fairfax Media Limited, a newspaper publisher in Australia and New Zealand.
Mr. Hooke has in-depth knowledge and experience related to the Company’s operations, personnel and markets that is valuable in managing ongoing operational risks and providing insights into the future growth opportunities of our Company.
Ronald Kirk has served as a director of the Company since November 2016. He currently serves as Senior Of Counsel with the law firm of Gibson, Dunn & Crutcher in its Dallas and Washington, D.C. offices, a position he has held since March 2013. He is Co-Chair of the International Trade Practice Group and a member of the Sports Law, Public Policy, Crisis Management and Private Equity Practice Groups. He also serves on the board of Texas Instruments (since 2013) and is a member of its Governance and Stockholder Relations Committee.
From March 2009 until March 2013, Mr. Kirk served as the 16th U.S. Trade Representative. His tenure as Trade Representative focused on the development and enforcement of U.S. intellectual property law in particular. Prior to serving as U.S. Trade Representative, Mr. Kirk was a partner of the Vinson & Elkins law firm. Mr. Kirk was the Mayor of Dallas, Texas from 1995 to 2001.
Mr. Kirk brings in-depth knowledge of legal, government and trade matters and broad leadership experience to our board of directors, through his extensive experience in the government and legal sectors. His international trade expertise allows him to provide valuable advice on potential acquisitions. Mr. Kirk’s experience as an independent director for other large companies provides him with insight on corporate governance matters and best practices.
H.E. (Jack) Lentz has served as a director of the Company since August 2011. He also serves on the boards of Carbo Ceramics Inc. (since 2003) and WPX Energy, Inc. (since 2012). He is a member of the audit committee and chair of the compensation committee of Carbo Ceramics Inc. and a chair of the compensation committee of WPX Energy, Inc. He was also a non-executive director of Peabody Energy Corporation (from 1998 to 2017). From March 2009 until May 2011, Mr. Lentz was a Managing Director at Lazard Freres & Co. Between September 2008 and March 2009, he was a Managing Director at Barclays Capital. From 1993 until September 2008, he was a Managing Director at Lehman Brothers, where he headed the natural resources group (1993 – 1997) and was active in merchant banking. From 1988 to 1993, he was the Vice Chairman of Wasserstein Perella & Co. and head of its energy group. He started his career at Lehman Brothers in 1971.
Mr. Lentz is an experienced banker and board member with broad experience in the natural resources and energy industries, both of which are traditional infrastructure sectors. That experience allows him to inform our board on a wide range of governance, financial and operational issues, especially as they relate to the operations of our energy businesses, and the development of the Company’s strategic direction.
Ouma Sananikone has served as a director of the Company since February 2013. Ms. Sananikone serves as a non-executive director of Icon Parking (since 2006) in the USA. She was also a non-executive director of the Caisse de Depot et Placement de Quebec in Canada (2007 – 2017), Moto Hospitality Services (from 2006 to 2009) and Air Serv Holdings (from 2006 to 2013). She was previously Chairman of Smarte Carte from 2007 to 2010 and of EvolutionMedia from 2003 to 2005. She also acted as Australian Financial Services Fellow for the USA on behalf of Invest Australia from 2005 to 2008.
Ms. Sananikone served as director of State Super Corporation of NSW (Australia) from 2002 to 2005 and as a director of Babcock and Brown Direct Investment Fund (Australia) from 2002 to 2005. In addition, she was previously a Managing Director with responsibility for Corporate Strategy and Development at BT Financial Group, part of Westpac Banking Group from 2002 to 2003, and the Chief Executive Officer of Aberdeen Asset Management (Australia) Ltd, a division of Aberdeen Asset Management PLC from 2000 to 2001. From 1994 to 2000, Ms. Sananikone held senior positions at EquitiLink Group, which was later acquired by Aberdeen Asset Management PLC.

Ms. Sananikone is an experienced senior investment executive and board member with broad international experience in infrastructure industries and consortium arrangements. That experience allows her to inform our board on a wide range of governance, financial and operational issues, especially as they relate to the operations of our infrastructure businesses.
Recommendation of the Board
Our board recommends that you vote FOR the election of each of Messrs. Brown, Carmany, Hooke, Kirk and Lentz and Ms. Sananikone to our board as directors for a term ending at our 2019 Annual Meeting. The affirmative vote of a majority of the votes cast is required to elect each of Messrs. Brown, Carmany, Hooke, Kirk and Lentz and Ms. Sananikone (that is, the number of votes cast for the nominee must exceed the number of votes cast against the nominee). A nominee who fails to receive the required vote will tender his or her resignation, and the board of directors will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of elections results, following receipt of a recommendation from the nominating and governance committee.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
General
Our board has recommended and asks that you ratify the selection of KPMG LLP as our independent auditor for the Company for the fiscal year ending December 31, 2018. You would be so acting based on the recommendation of our audit committee.
KPMG LLP was engaged by us following our initial public offering in December 2004 to audit our annual financial statements for the 2004 fiscal year and was appointed by our audit committee and ratified by stockholders to audit our annual financial statements for each subsequent fiscal year. Based on its past performance during these audits, the audit committee of the board has selected KPMG LLP as our independent auditor to perform the audit of our financial statements and our internal control over financial reporting for 2018. KPMG LLP is a registered public accounting firm.
The affirmative vote of a majority of the shares represented at the meeting in person or by proxy is required to ratify the appointment of KPMG LLP. If you do not ratify the selection of KPMG LLP, our audit committee will reconsider its selection of KPMG LLP and may, but is not required to, make a new proposal for an independent auditor.
Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.
Fees
The chart below sets forth the total amount paid or payable by us to KPMG LLP in connection with the audit of our consolidated financial statements for the years indicated below and the total amounts billed to us by KPMG LLP for other services performed in those years, breaking down these amounts by category of service:
	2017	2016
Audit Fees (1)	$4,542,500	$4,284,000
Audit-Related Fees (2)	278,000	144,700
Tax Fees (3)	36,000	—
Total	$4,856,500	$4,428,700

(1)
“Audit Fees” are fees paid to KPMG LLP for professional services for the audit of our consolidated financial statements, for professional services rendered for the audit of our internal control over financial reporting, for quarterly reviews, for review of SEC filings, for statutory audits and other related matters.

(2)
“Audit-Related Fees” are fees billed by KPMG LLP for assurance and related services that are related to the performance of the audit or review of our financial statements, including in connection with attestation reports on fees paid to our Manager and in connection with our operating businesses.

(3)
“Tax Fees” are fees billed by KPMG LLP for services related to state tax matters at certain operating businesses.

Pre-Approval Policies and Procedures
The audit committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The audit committee has the sole authority to pre-approve any audit and non-audit services to be provided by any registered public accounting firm. The audit committee has delegated to the chairman of the committee the authority to approve additional audit and non-audit services of KPMG LLP and any additional accounting firms. The delegation is limited to an aggregate of  $50,000 in fees at any one time outstanding and not ratified by the audit committee, and confirmation of compliance with independence standards. The audit committee or its chairman has pre-approved all of the services provided by KPMG LLP since its engagement. All other audit-related, tax and other engagements may be approved by the audit committee prospectively.
In making its recommendation to ratify the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2018, the audit committee has considered whether the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has determined that such services do not interfere with KPMG LLP’s independence.
Recommendation of the Board
Our board recommends that, based on the recommendation of the audit committee, you vote FOR the ratification of the selection of KPMG LLP to serve as the independent auditor for the Company for the fiscal year ending December 31, 2018.

PROPOSAL 3:
APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION
General
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our seconded executives. Accordingly, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), our board has recommended and asks that you approve, on an advisory basis, the compensation of our named seconded executives, as described in the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure on pages 24 – 39 of this proxy statement. Unless the board determines otherwise, the next such vote will be held at the Company’s 2019 Annual Meeting of stockholders.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our seconded executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our seconded executives.
As described in detail under the headings “Compensation Discussion and Analysis — General” and “Compensation Discussion and Analysis — Objectives of Macquarie’s Compensation Program,” the Company is a party to a management services agreement with our Manager, a member of the Macquarie Group, subject to the oversight and supervision of our Board of Directors. Our Manager is responsible for and oversees the management of our operating businesses and is entitled to receive base management fees and potentially performance fees for the provision of its services. The Macquarie employees who serve as our seconded executives have been seconded to us by our Manager on a full-time basis and we do not pay any compensation to them. Under our management services agreement, the services performed for the Company by our Manager are provided at our Manager’s expense, including all of the compensation of our seconded executives. The elements of the compensation program for our seconded executives derive from the general program established for employees of Macquarie. Macquarie’s approach is designed to drive stockholder returns over the short and long term, both for Macquarie stockholders as well as for stockholders of the entities managed by Macquarie, such as holders of our shares. Macquarie’s compensation program endeavors to drive stockholder returns while managing risk in a prudent fashion by focusing on two main objectives: aligning the interests of staff and stockholders and attracting and retaining high-quality staff.
At our 2017 Annual Meeting, stockholders expressed support for our seconded executives’ compensation, with approximately 82.2% of the votes approving, on an advisory basis, our executive compensation for fiscal 2016. We are asking our stockholders to indicate their support for our seconded executives compensation for fiscal 2017 as described on pages 24 – 39 of this proxy statement. Total 2017 executive compensation includes bonus amounts paid in March 2017 on account of performance in 2016. This vote is advisory and, therefore, will not affect the existing compensation or be binding on our Company or our Manager. However, our Company values the opinions of our stockholders and will carefully consider, and will inform our Manager of, the outcome of this vote.
The following resolution is submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s seconded executives as disclosed in the proxy statement for the 2018 Annual Meeting pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section and the compensation tables and related narrative discussion set forth in such proxy statement.”
Recommendation of the Board
Our board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our seconded executives as disclosed in this proxy statement.

GOVERNANCE INFORMATION
Our board of directors, which we sometimes refer to as our board, is responsible for managing and directing the business and affairs of our Company. Our board of directors is responsible for establishing broad objectives and the general course of the business, determining basic policies, appraising the adequacy of our overall results, and generally representing and furthering the interests of our stockholders.
Board Leadership Structure
Our current board leadership structure is comprised of a chairman, who is not a member of management but is appointed by our Manager, and a lead independent director in accordance with our corporate governance guidelines. Currently, Norman Brown serves as the lead independent director. Our lead independent director presides at executive sessions of our independent directors, which occur at least quarterly and more often as our independent directors deem appropriate. Each of our board committees is chaired by and is wholly comprised of independent directors. We believe that this leadership structure is appropriate at this time given our externally-managed corporate structure and the benefits that this structure provides to our stockholders by combining our Manager’s knowledge of infrastructure businesses with independent oversight of our Manager’s activities.
Our board’s chairman is elected by our Manager as the sole holder of our special stock. The chairman presides over meetings of the board of directors and meetings of stockholders, prepares the agenda for meetings of our board of directors with input from our other directors and performs such other duties as may be assigned by our board of directors. Because our chairman is elected by our Manager, but is not a member of our management team, he is able to draw upon their extensive knowledge of infrastructure businesses and provide a strategic perspective on our business activities. The following biography highlights the qualifications and experience of Mr. Stanley, our chairman.
Martin Stanley has served as chairman of the Company since July 2013. Mr. Stanley is Global Head of the Macquarie Infrastructure and Real Assets (MIRA) division of Macquarie asset management. MIRA manages a significant global portfolio of infrastructure investment vehicles with exposure to sectors including airports, roads, rail, utilities, renewable energy, telecommunications, industrials, property, energy, agriculture and media. These assets are owned through a variety of listed and unlisted funds and co-investment vehicles. After joining Macquarie in 2004, Mr. Stanley was integral to the establishment of Macquarie’s first European infrastructure fund (MEIF 1) and directed the acquisition and management of investments for MIRA’s four European funds before being appointed Global Head in 2010. Mr. Stanley has directed significant transactions for MIRA including the acquisitions of Thames Water, a UK Water Company, and the take private of German energy service provider Techem AG. He has also established successful new business lines in the UK, Korea, China, India, the Philippines, Mexico and Brazil. Prior to joining Macquarie, Mr. Stanley was a director at TXU Europe Group Plc, an energy services company whose operations included the generation, supply and trading of electricity and gas. Mr. Stanley has extensive experience in the utility sector having started his career in 1986 with Manweb Plc, a regulated asset owner and license holder for the power distribution network covering Merseyside, Cheshire and North Wales.
Mr. Stanley brings extensive knowledge of the infrastructure industry and its regulatory environment from his tenure in various leadership positions within the Macquarie Group. His understanding of the Group’s international operations and new business development makes him well-placed to provide strategic direction and industry insight to the Company. Mr. Stanley’s service on the investment committees of Macquarie Group managed vehicles affords him insight as to the valuation of infrastructure assets, their operations and key drivers in evaluating potential transactions.
Our Board’s Role in Risk Oversight
Our board of directors is responsible for overseeing our Company’s risk management. It discharges this responsibility directly and through its committees.
Our board of directors and its committees regularly review material enterprise, strategic, operational, legal and compliance risks with senior management of the Company and our Manager. Our board of directors is responsible for endorsing the Company’s risk management framework, including key policies and procedures and approval of any changes to the framework or any key risk policies and procedures; monitoring compliance with the risk management framework and delegating authority to management, where appropriate. On a regular basis, the board is presented with risk and compliance reports from management and compliance personnel directly responsible for the identification, evaluation and monitoring of risks within the business.
As part of the monitoring process, the board or the appropriate committee is provided with the following information at scheduled board meetings: any proposed changes to the risk management framework; key policies and procedures or reporting arrangement for its approval; reports on exposures, non-compliance with key policies and general effectiveness of risk management system, as appropriate; results of independent reviews or audits of the control environment; and the relevant management information. While our board oversees risk management, the Company’s management is responsible for managing risk.
Our board of directors has delegated responsibility for the oversight of certain specific risks to the audit committee. The audit committee is responsible for an annual review of our Company’s policies with respect to risk assessment and risk management. The audit committee has primary responsibility for overseeing risk policies and processes relating to the financial statements and financial reporting, as well as overseeing management of our legal and regulatory risks and our compliance with applicable laws and regulations. Our audit committee is primarily responsible for assessing the adequacy of our internal control framework, including accounting and operational risk management controls based on information provided or obtained from management. Our audit committee is responsible for reviewing and monitoring our code of business conduct to guard against significant conflicts of interest and dishonest, unethical or illegal activities. The audit committee periodically reviews the performance of the Company’s accounting and financial personnel and reviews material litigation and regulatory proceedings and other matters relating to potentially significant corporate liability with the Company’s general counsel.
Compensation Risk Assessment
The Company’s compensation committee does not have responsibility for reviewing the compensation of the Company’s executives. Our executives are compensated by the Company’s Manager pursuant to the management services agreement. The compensation committee nonetheless believes that the Manager’s compensation policies and practices with respect to the Company’s executives do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the committee considered that the elements of compensation are balanced among current cash payments, deferred cash and equity awards, the time vesting requirements of the Macquarie profit share program, which help align the executives’ interests with those of long-term stockholders, the fact that compensation is based on financial performance and other measures including leadership and upholding Macquarie’s values, and the oversight by the board of directors of the executives’ actions.
Board Composition and Independence
Our board of directors consists of seven directors, five of whom were elected by stockholders of the Company at the last Annual Meeting. James Hooke, a Macquarie employee and former CEO of our Company, was elected in September 2017 by our board to fill the vacancy created when the board was expanded from six to seven members. The remaining director, our chairman, currently Martin Stanley, is elected by our Manager as the sole holder of our special stock. Except for Mr. Stanley, all directors’ terms expire at the Annual Meeting.
The board is composed of a majority of independent directors. In accordance with the listing standards of the NYSE, to be considered independent, the board must affirmatively determine that a director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, and that the director meets other NYSE independence standards. Ms. Sananikone currently serves as a non-executive director of Icon Parking and she was previously Chairman of Smarte Carte and a non-executive director of Moto Hospitality Services and Air-Serv Holdings, which are companies that are or were owned by investor consortiums but managed by affiliates of our Manager. In each case, Ms. Sananikone was the appointee of non-Macquarie investors of the consortium investment vehicle. The board has determined that this relationship is immaterial to a determination of independence.

Accordingly, the board has determined that Messrs. Brown, Carmany, Kirk and Lentz and Ms. Sananikone are independent under NYSE standards and Mr. Stanley and Mr. Hooke are not independent under the NYSE standards.

Certain Information Regarding Our Directors and Executive Officers
The name and age of each director and each executive officer and the positions held by each of them as of March 29, 2018 are as follows:
Director	Age	Serving as Officer, Director Since	Position
Martin Stanley	54	July 2013	Chairman/Director
Norman H. Brown, Jr.	70	December 2004	Director
George W. Carmany, III	78	December 2004	Director
James Hooke	47	May 2009	Director
Ronald Kirk	63	November 2016	Director
H.E. (Jack) Lentz	73	August 2011	Director
Ouma Sananikone	60	February 2013	Director
Christopher Frost	48	January 2018	Chief Executive Officer
Liam Stewart	40	June 2015	Chief Financial Officer
Jay Davis	59	March 2008	Vice President and Head of Investor Relations
Michael Kernan	59	January 2010	General Counsel and Secretary
Executive Officers
Christopher Frost was appointed chief executive officer of the Company effective January 1, 2018. As part of his transition, and from October 26, 2017 through December 31, 2017, he served as president and chief operating officer of our Company. From 2015 until he joined the Company, Mr. Frost served as MIRA’s Chief Commercial Officer working with investor globally to develop MIRA’s infrastructure and real asset platform and capabilities. He has been with Macquarie for over 23 years and during this time has gained international experience across capital raising, investor relations, mergers and acquisitions, corporate finance, board representation, governance, investment management and driving strategic business development. Initially located in Macquarie’s Sydney office, Mr. Frost relocated to its London office in 2001. From 2001 through 2015, Mr. Frost’s role, from division director to executive director, played a significant role in the development of the specialized listed infrastructure funds model, including airport investment funds. During this time, Mr. Frost led major investments and divestments for MIRA, including complex private sales, public market takeovers, privatizations and co-investments involving airports, aviation services, toll roads, ports, ferries and marine services infrastructure. Mr. Frost has served on the boards of various Macquarie-managed entities including those of several European airports.
Liam Stewart was appointed chief financial officer of the Company effective June 30, 2015. He joined the Macquarie Group in April 2014 and served as asset director for the Company’s Atlantic Aviation business. In addition, he led various holding company projects including the growth of the Contracted Power and Energy business, prior to becoming chief financial officer of the Company.
From 2009 through 2013, before joining Macquarie, Mr. Stewart served as senior vice president and management partner at Global Tower Partners, then a Macquarie-affiliated private real estate investment trust owning and operating cellular communications towers in the U.S., Mexico, Costa Rica and Panama. Prior to joining Global Tower Partners, Mr. Stewart was employed by Macquarie Group with responsibility for listed media and telecommunications investments in North America.
Jay Davis joined the Company in May, 2005 and has primary responsibility for investor relations on behalf of the Company. In addition to his investor relations responsibilities, Mr. Davis serves as a director on several of MIC’s operating companies.
Mr. Davis also advises Macquarie’s fund management business in the Americas on investor relations matters across its portfolio of funds. Collectively, these funds own and operate infrastructure businesses with an aggregate equity value of approximately $15 billion.

Prior to joining Macquarie, Mr. Davis spent 22 years with the MONY Group, a provider of insurance and investment products and services, where he last served as Senior Vice President, Investor Relations. Prior to that, he was head of Corporate Development, and held a number of sales and sales management positions during his tenure with MONY.
Michael Kernan was appointed General Counsel and Secretary of the Company effective January 22, 2010. He joined the Macquarie Group in June 2006 as a division director and serves as in-house counsel for several externally managed investment fund vehicles where his responsibilities include overseeing fund legal and regulatory matters and advising on the execution of investment acquisitions and divestitures.
Prior to joining Macquarie in 2006, Mr. Kernan was a partner at the McGuireWoods, LLP and Jenner & Block, LLP law firms. He has over 20 years experience as a corporate lawyer for public and private companies and fund sponsors, advising on matters including fund formation and management, M&A transactions, securities law compliance, and corporate governance.
Board Meetings and Committees; Annual Meeting Attendance
Our board met eleven times in total in 2017. All independent directors attended more than 90% of the combined board and committee meetings on which they served in 2017. In addition, it is the policy of our board that our directors are expected to use reasonable efforts to attend the Annual Meeting of Stockholders. All of our directors then in office participated in our 2017 Annual Meeting of Stockholders.
All of our committees are composed solely of independent directors. Our committees are required to conduct meetings and take action in accordance with the directions of the board, the provisions of bylaws and the terms of the respective committee charters. We have three standing committees: the audit committee, the compensation committee and the nominating and governance committee. Copies of all committee charters, are available on our website at www.macquarie.com/mic under “Investor Center/Governance,” and in print from us without charge upon request by writing to Investor Relations at our principal executive offices at 125 West 55th Street, New York, New York 10019. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company makes with the SEC.
Audit Committee.   The audit committee is composed of Messrs. Brown (Chair), Carmany, Kirk and Lentz and Ms. Sananikone. The board has determined that each member of the audit committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act. The board has also determined that Messrs. Brown and Carmany qualify as audit committee financial experts as defined by the SEC. The audit committee met five times during 2017. The audit committee is responsible for, among other things:
•
retaining and overseeing our independent accountants;

•
assisting the Company’s board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

•
reviewing and approving the plan and scope of the internal and external audit;

•
pre-approving any audit and non-audit services provided by our independent auditors;

•
approving the fees to be paid to our independent auditors;

•
reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;

•
preparing the audit committee report to be filed with the SEC;

•
overseeing risk management at the Company;

•
reviewing and assessing annually the audit committee’s performance and the adequacy of its charter;

•
reviewing financial disclosure documents;

•
reviewing and approving related party transactions;

•
overseeing compliance with our code of business conduct by our officers and directors;

•
reviewing the legal and regulatory compliance function; and

•
serving as a qualified legal compliance committee.

Compensation Committee.   The compensation committee is composed of Ms. Sananikone (Chair), and Messrs. Brown, Carmany, Kirk and Lentz. The board has determined that each member of the compensation committee meets the independence requirements of the NYSE. In addition, each committee member is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and is a “non-employee director” within the meaning of Section 16 of the Exchange Act. The compensation committee met six times during 2017. The responsibilities of the compensation committee include:
•
reviewing our Manager’s performance of its obligations under the management services agreement;

•
reviewing the remuneration of our Manager;

•
determining the compensation of our independent directors;

•
granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals; and

•
evaluating and making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs.

As described in “Compensation, Discussion and Analysis”, our chief executive officer and chief financial officer are seconded to us by our Manager and our Manager compensates these officers.
Our compensation committee may delegate any of its authority and duties described above to subcommittees or individual members of the committee, as it deems appropriate and in accordance with applicable laws and regulations. Additionally, our board of directors has adopted a policy pursuant to which it has delegated authority to make decisions relating to compensation plans and agreements (other than long-term incentive compensation or equity plans) to members of the Company’s senior management, or where appropriate, to the boards of directors of our individual businesses. This delegation of authority applies with respect to employees of our operating businesses, who are not members of the Company’s senior management.
Nominating and Governance Committee.   The nominating and governance committee is composed of Messrs. Carmany (Chair), Brown, Kirk and Lentz and Ms. Sananikone. The board has determined that each member of the nominating and governance committee meets the independence requirements of the NYSE. The nominating and governance committee met six times during 2017. The nominating and governance committee is responsible for, among other things:
•
recommending the number of directors to comprise the board of directors;

•
reviewing with the board of directors the composition of the board of directors as a whole and whether the Company is being well served by the directors;

•
identifying and evaluating individuals qualified to become members of the board of directors, other than our Manager’s elected director;

•
recommending to the board the director nominees for each annual stockholders’ meeting, other than our Manager’s elected director;

•
recommending to the board of directors the candidates for filling vacancies that may occur between annual stockholders’ meetings, other than our Manager’s elected director;

•
reviewing board processes, self-evaluations and policies;

•
making recommendations to the board on matters of corporate governance, including changes to the corporate governance guidelines; and

•
monitoring developments in the law and practice of corporate governance.

Compensation Committee Interlocks and Insider Participation
Messrs. Brown, Carmany, Kirk and Lentz and Ms. Sananikone are members of our compensation committee. None of the members of our compensation committee is, or has been, an employee of the Company. During 2017, no member of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers or members of the Company’s board of directors has served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of the Company’s board of directors or compensation committee.
Director Retirement Policy
The board will not nominate for re-election any non-management or non-Manager appointed director if the director will have completed 15 years of service as a member of the board on or prior to the date of the election as to which the nomination relates.
Executive Sessions of Our Board
Our corporate governance guidelines provide that the non-management directors will meet without management directors at regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate. To the extent that any non-management directors are not independent, the independent directors will meet in regularly scheduled executive sessions at least once annually. In accordance with our corporate governance guidelines, the lead independent director, or alternatively, the chairman of the audit committee, nominating and governance committee or compensation committee, will preside at these executive sessions of the non-management directors as determined by the non-executive directors based upon the subject matter to be discussed. Our lead independent director, Mr. Brown, presides over these sessions.
Corporate Governance Guidelines and Code of Business Conduct
Our board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the board. We also have a code of business conduct that sets forth our commitment to ethical business practices. Our code of business conduct applies to our directors, officers and employees, including our chief executive officer and chief financial officer, and also applies to our Manager, its employees and any affiliates of our Manager that perform management services for us pursuant to the management services agreement.
Our corporate governance guidelines and our code of business conduct are available on our website at www.macquarie.com/mic under “Investor Center/Governance” and in print from us without charge upon request by writing to Investor Relations at Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019.
Minimum Shareholding Guidelines
Our board, upon the recommendation of our nominating and governance committee, has adopted stock ownership guidelines to align the interests of our non-management directors with the interests of our stockholders. Non-management directors are required to hold common stock with a value equal to at least four times the cash portion of the director’s annual board and committee retainers, plus cash compensation for attendance at committee meetings, based on the greater of the value of the shares using the previous December’s volume weighted average price and the fair market value of the shares on the date acquired. Non-management directors have up to five years from the date of his or her election or appointment to meet these requirements. Our non-management directors are each in compliance with this policy.

Majority Voting for Uncontested Director Elections
In 2016, the board of directors adopted amendments to the bylaws to change the voting standard for uncontested elections of directors to a majority voting standard so that a nominee for director will be elected to the board of directors if the number of shares voted “for” that director’s election exceeds the number of votes cast “against” that director. Directors will continue to be elected by the vote of a plurality of the votes cast if the election is a contested election as defined in the bylaws. The board of directors will only nominate for election or re-election as a director candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) board acceptance of such resignation. In addition, the board of directors will fill director vacancies and new directorships only with candidates who have agreed to tender, promptly following their appointment to the board, the same form of resignation. If a nominee fails to receive the required number of votes for election, the board of directors will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results, following receipt of a recommendation from the nominating and governance committee.
Board, Committee & Director Assessment
In accordance with our corporate governance guidelines, the nominating and governance committee leads the board in its annual review process, which includes the board’s annual self-assessment of the performance and effectiveness of the board and its committees; committee annual self-assessments and charter reviews; and director evaluations of board and committee performance.
The board of directors’ self-assessment process focuses on numerous aspects of corporate governance and performance of the Board’s duties and responsibilities. Evaluation questionnaires are completed by each Board member. On an annual basis, the chair of each committee of the board leads her or his respective Committee in a self-assessment and charter review and related discussions.
The nominating and governance committee uses these results in conjunction with the assessment of the skills and characteristics of board members, as well as in connection with making recommendations to the board regarding the slate of directors for inclusion in the Company’s proxy statement for election at the annual meeting of stockholders. The nominating and governance committee also presents the findings of the annual Board self-assessment to the full board for discussion. Policies and practices of the Board are updated per the evaluation results as appropriate. Director suggestions for improvements to the questionnaires and evaluation process are incorporated on an on-going basis.
Among other topics, the Board self-evaluation questionnaire focuses on:
•
the board’s overall responsibilities and effectiveness;

•
the structure and composition of the board (including organization, size, operation, diversity and tenure policies);

•
board culture (both in executive session, as well as in connection with management and advisors);

•
oversight of the Company’s key issues and opportunities;

•
oversight of risk strategy and enterprise risk management;

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oversight of business strategy and the strategic planning process;

•
the adequacy and quality of information provided to the board; and

•
the overall board policies, processes and procedures.

Nominations of Directors
As provided in its charter, the nominating and governance committee will identify and recommend to the board nominees for election or re-election to the board. The committee will review candidates for the board recommended by the Company’s management and other members of the board who are not members of the committee, as well as candidates recommended by stockholders, in accordance with the following criteria and as discussed in “Stockholder Nominations of Directors” below.

Director Criteria and Qualifications
Our nominating and governance committee aims to achieve a board of directors that, as a whole, provides effective oversight of the management and business of our Company. Therefore, the committee believes that our directors should represent an appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes that provide for a variety of viewpoints.
The nominating and governance committee will recommend candidates for election as directors based on the following criteria and qualifications:
•
Financial Literacy.   Such person should be “financially literate” as such qualification is interpreted by the board of directors in its business judgment.

•
Leadership Experience.   Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

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Commitment to Our Company’s Values.   Such person shall be committed to promoting our financial success and preserving and enhancing our reputation as a leader in the infrastructure sector, and shall be in agreement with our values as embodied in our code of business conduct.

•
Absence of Conflicting Commitments.   Such person should not have commitments that would conflict with the time commitments of a director of our Company.

•
Complementary Attributes.   Such person shall have skills and talents which would be a valuable addition to the board and any committees thereof and that shall complement the skills and talents of our existing directors.

•
Reputation and Integrity.   Such person shall be of high repute and integrity.

The nominating and governance committee, in making its recommendations, may also consider some or all of the following factors:
•
developments in the law and practice of corporate governance;

•
the candidate’s judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;

•
the relationship of the candidate’s experience to the experience of other board members;

•
the extent to which the candidate would be a valuable addition to the board and any committees thereof;

•
whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Manager or the Company’s management; and

•
the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills, and knowledge of the industry in which the Company operates.

In recommending candidates for election as directors, the nominating and governance committee will also take into consideration the need for the board of directors to have a majority of directors that are independent under the requirements of the NYSE and other applicable laws, and at least four directors that are independent under these requirements.
Under the corporate governance guidelines, directors must inform the chairman of the board and the chairman of the nominating and governance committee in advance of accepting an invitation to serve on another public company board or any committee thereof. In addition, no director may sit on the board, or beneficially own more than 5% equity interest in (other than through mutual funds or similar non-discretionary, undirected arrangements) any competitor of the Company in our principal lines of business.

Board Refreshment and Diversity
As described above under “Board, Committee and Director Assessment”, on an annual basis, the nominating and governance committee evaluates the board’s overall composition, including director tenure, and evaluates all directors to ensure a continued match of their skill sets against the needs of the Company. The nominating and governance committee seeks to achieve a balance between the deep knowledge and understanding of our businesses that comes from longer-term service on the board with the fresh ideas and perspectives that comes from having newer directors on the board. The nominating and governance committee recognizes the importance of having a board representing diverse backgrounds and a broad set of experiences at senior levels in business, finance, government, law and technology, and in other areas that are relevant to the Company’s businesses and its status as a public company. As a result of these processes, in the last six years, the board has added four new directors.
Stockholder Nominations of Directors
To make a director nomination, a stockholder must give written notice to our Secretary at our principal executive office at 125 West 55th Street, New York, New York 10019. To be considered for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders, stockholder nominations must be received by the Company no later than January 16, 2019 and no earlier than December 17, 2018.
When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting.
In addition to any other requirements, for a stockholder to properly bring a nomination for director before either an annual or special meeting, the stockholder must be a stockholder of record on both (i) the date of the stockholder’s notice of nomination or delivery of such nomination and (ii) the record date relating to the meeting.
The nomination submission must include all of the information specified in our bylaws. The required information includes identifying and stockholding information about the nominee, information about the stockholder making the nomination, and the stockholder’s ownership of and agreements relating to our stock. It also must include the nominee’s consent to serve if elected and a statement as to whether the nominee intends to tender, following the nominee’s failure to receive the required vote for election or re-election, his or her irrevocable resignation effective upon acceptance by the board. Please refer to the nomination and notice of stockholder business provisions of our bylaws for additional information and requirements regarding stockholder nominations. A copy of our bylaws is available on our website at www.macquarie.com/mic under “Investor Center/Governance” and in print from us by writing to Investor Relations at Macquarie Infrastructure Corporation, 125 West 55th Street, New York, NY 10019.
We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and governance committee’s charter, our corporate governance guidelines, other of our policies and guidelines and the current needs of the board.
Communications with Our Board
Communications to our board, any director individually or our lead independent director may be made by writing to the following address:
Attention: [Board of Directors] [Board Member] [Lead Independent Director]
c/o Michael Kernan, General Counsel and Secretary
125 West 55th Street
New York, NY 10019
United States of America
Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director or the lead independent director, or to the chairman of our board if addressed to the board.

DIRECTOR COMPENSATION FISCAL YEAR 2017
The following table sets forth the compensation payable by us to our independent directors for service during the fiscal year ended December 31, 2017. We do not compensate our chairman or Mr. Hooke for their service on our board of directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Norman H. Brown, Jr.(2)	116,500	145,865	262,365
George W. Carmany, III(2)	99,000	145,865	244,865
Ronald Kirk(2)	90,000	145,865	235,865
H.E. (Jack) Lentz(2)	92,000	145,865	237,865
Ouma Sananikone(2)	99,000	145,865	244,865

(1)
Represents the grant date fair value of stock awards computed in accordance with ASC 718 Compensation — Stock Compensation, based on the closing price of shares on May 17, 2017, the date of grant for Messrs. Brown, Carmany, Kirk and Lentz and Ms. Sananikone, under the 2014 Independent Directors’ Equity Plan.

(2)
Stock awards are calculated in accordance with ASC 505-50 Equity — Equity Based Payments to Non-Employees and ASC 718. On May 17, 2017, Messrs. Brown, Carmany, Kirk and Lentz and Ms. Sananikone were each granted 1,887 director share units, resulting in an aggregate grant of 9,435 director share units. These director share units, which equal $150,000 per director divided by the average closing price for the ten days preceding the grant date, being $79.51 per director share unit, vest on the day immediately preceding our 2018 Annual Meeting of stockholders. Upon vesting of the director share units, each director has the right to receive 1,887 shares, which had a market value of $121,145 based on the per share closing price on the NYSE of our shares on December 31, 2017.

The above are the only equity grants by the Company to directors that were outstanding at December 31, 2017.
Director Fees
Our independent directors each receive annual cash retainers, payable in equal quarterly installments, of  $65,000 for service on the board, for service as committee chairman and for service for being the lead independent director, as well as cash compensation for attendance at committee meetings. Directors (including non-independent directors and the chairman elected by our Manager) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or committees and for any expenses reasonably incurred in their capacity as directors. The Company also reimburses directors for all reasonable and authorized business expenses in accordance with the policies of the Company as in effect from time to time.
Each member of the Company’s various standing committees also receives the following compensation related to service on these committees:
•
for attending a committee meeting in person (if any): $3,000 for each meeting of the audit committee; $1,500 for each meeting of the nominating and governance committee; and $1,500 for each meeting of the compensation committee; and

•
for attending a telephonic committee meeting (if any): $1,500 for each meeting of the audit committee; $1,000 for each meeting of the nominating and governance committee; and $1,000 for each meeting of the compensation committee.

The lead independent director receives an annual cash retainer of  $10,000 and the chairperson of each of the audit committee, nominating and governance committee and compensation committee also receive an annual cash retainer of  $15,000, $2,000 and $2,000, respectively, payable in equal quarterly installments.

2014 Independent Directors’ Equity Plan (2014 Plan)
The only type of award that may be granted under the 2014 Plan is an award of director share units. A director share unit is an unsecured promise to transfer one share of the Company in the future on the settlement date, subject to satisfaction of the terms and conditions under the 2014 Plan and the applicable award agreement. The 2018 annual awards to our independent directors, to be granted on the date of this year’s Annual Meeting, will be granted under the 2014 Plan. Each independent director nominee will be eligible to receive, upon election at the 2018 Annual Meeting, a grant of director share units.
Under the 2014 Plan, there is no formula to determine the size of awards and the Compensation Committee has the authority to determine the size of all awards and terms and conditions thereof, subject to the provisions of the 2014 Plan, including the limits on the number of share units that may be granted annually and in the aggregate. Generally, share units granted at each Annual Meeting of stockholders will vest (assuming continued service of the director) on the day immediately preceding the next Annual Meeting of stockholders held following the date of grant. The maximum number of shares available for issuance under the 2014 Plan is 300,000 shares, with a balance of 272,310 shares remaining available for issuance at December 31, 2017. The aggregate grant date fair value of awards granted to an independent director during any single fiscal year (excluding awards made at the election of the independent director in lieu of all or a portion of annual and committee cash retainers) may not exceed $350,000.
If a director’s service on the board terminates by reason of death or disability or in the event of a business combination of the Company during the director’s service, the director share units will vest immediately.
We credit director share units to a bookkeeping account. No interest or dividends accrue or are credited to any director share units or the director’s account. As soon as practical following vesting, we will settle director share units by delivering to the director the equivalent whole number of shares. Share units cannot be settled in cash or any other kind of consideration. Prior to settlement, directors do not have the rights of a stockholder in any share corresponding to the director share units.

COMPENSATION DISCUSSION AND ANALYSIS
General
Our Company is a party to a management services agreement with our Manager, a member of the Macquarie Group. The management services agreement defines our Manager’s duties and responsibilities and is subject to the oversight and supervision of our Company’s board of directors. Our Manager is responsible for and oversees the management of our operating businesses and is entitled to receive base management and potentially performance fees for the provision of its services. These fees are set forth below under “Certain Relationships and Related Party Transactions.” The Macquarie employees who serve as our chief executive officer and our chief financial officer have been assigned, or seconded, to us by our Manager and they have a fiduciary duty to act in the best interests of our Company. While our seconded executives derive profit share allocations from Macquarie, there is a strong alignment of interest between these employees and our stockholders for the following reasons:
•
Our Company pays management and potentially performance fees to Macquarie in accordance with the management services agreement. Management fees are linked to the market capitalization of our Company and performance fees can be paid based on the ongoing out-performance of our Company relative to a utilities benchmark.

•
Macquarie holds a significant interest in our Company and from time to time has reinvested its fees in our Company’s shares. At March 29, 2018, Macquarie had a 6.6% interest in our Company.

•
The staff of Macquarie Group understand that the relationship with Macquarie-managed entities is a long-term and recurring one and important to Macquarie’s welfare as a whole. They take a long-term approach to adding value in connection with the managed entities rather than solely focusing on the fees that would result from any one transaction.

•
The compensation system adopted by Macquarie, discussed in detail below, links the compensation of our seconded executives to our performance.

We do not pay any compensation to our seconded executives. Instead, we pay our Manager the base management fees and potentially performance fees discussed above. The Company does not have any employees. James Hooke, our chief executive officer through December 31, 2017, and a Macquarie executive director, is employed by Macquarie and was seconded to us on a full-time basis. Liam Stewart, our chief financial officer and a Macquarie division director, is employed by Macquarie and is seconded to us on a full-time basis. Under our management services agreement, the services performed for the Company by our Manager are provided at its expense, including all of the compensation of our seconded executive officers.
Christopher Frost was seconded by our Manager to serve as our chief executive officer effective January 1, 2018 and therefore is not included in this Compensation Discussion and Analysis for the year ended December 31, 2017. James Hooke joined Macquarie on September 17, 2007 and served as our chief executive officer of our Company from May 9, 2009 through December 31, 2017. Liam Stewart was appointed as our chief financial officer effective June 30, 2015, but joined Macquarie on April 14, 2014. The purpose of this compensation discussion and analysis is to provide our investors with information about the components of the compensation paid to our seconded executives by Macquarie for Mr. Stewart and Mr. Hooke, respectively, and the policies and objectives served by Macquarie’s compensation program.
Objectives of Macquarie’s Compensation Program
The elements of the compensation program for Messrs. Hooke and Stewart are derived from the general program established for employees of Macquarie. Macquarie’s approach to compensation is designed to drive company performance over the short and long term, both for Macquarie stockholders as well as for stockholders of the entities managed by Macquarie including holders of our shares. Macquarie’s compensation program endeavors to drive stockholder returns while managing risk in a prudent fashion by focusing on two main objectives. The first objective is to attract and retain high-quality staff. The second objective is to align the interests of staff and stockholders by motivating staff through its compensation policies to increase Macquarie’s net profit after tax and sustain a high relative return on capital while managing risk. Growing net profit after tax and sustaining a high return on capital are fundamental drivers of total stockholder returns for Macquarie stockholders. These twin objectives encourage executives to expand existing businesses and establish promising new activities.
Fees derived from entities managed by Macquarie represent part of Macquarie’s net profit after tax. Management fees earned by Macquarie under our management services agreement are based on the market capitalization of our Company and performance fees are based on ongoing out-performance over a utilities benchmark. To the extent our Company’s performance drives an increase in Macquarie’s net profit after tax, the interests of Macquarie and our seconded executives are aligned with those of our stockholders.
Macquarie also endeavors to attract high-quality executives and to retain them by offering a competitive performance-driven compensation package that encourages long-term commitment to Macquarie and Macquarie-managed entities and to superior performance. We believe that our ongoing performance is critically dependent on the skill, experience and caliber of Macquarie’s team of experienced executives, such as our seconded executives, for whose services Macquarie must compete in the world’s major financial centers.
The following principles in Macquarie’s compensation approach assist with the objective of driving stockholder returns by aligning the interests of staff and stockholders and by attracting and retaining high-quality staff:
•
remunerating high performing staff appropriately, relative to global peers, so they are attracted to and stay with Macquarie;

•
emphasizing performance-based remuneration with an appropriate balance between short-term and long-term incentives having regard to risk;

•
linking rewards to create sustainable shareholder value through the use of shareholder return drivers, namely profitability and returns in excess of the cost of capital;

•
ensuring remuneration is structured to drive behaviors which reflect Macquarie’s culture and promote Macquarie’s risk management framework;

•
delivering remuneration in a way that encourages a long-term perspective and creates alignment with shareholder interests; and

•
providing consistent arrangements over time to give staff the confidence to pursue multi-year initiatives.

In 2017, certain MIRA executive directors, including Mr. Hooke, were allocated an entitlement to a share of future performance fees paid, if any, by a Macquarie unlisted and closed-end managed fund at the end of the fund’s life. This allocation was conditional on the executive director making a minimum personal investment in the fund proportionate to the allocation.
Responsibility for Macquarie’s Compensation Program
The Board of Directors of Macquarie, or the Macquarie Board, has a Board Remuneration Committee, or the BRC, whose objective is to assist the Macquarie Board with Macquarie’s compensation policies and practices. The BRC reviews individual compensation and profit share recommendations for executive directors, including James Hooke, above certain thresholds and approves other compensation recommendations made outside of Macquarie’s policy relating to individuals or groups of individuals (unless required to be approved by the Macquarie Board), material changes to pension arrangements and changes to compensation policies not requiring full Macquarie Board approval.
Responsibility for the determination of individual compensation and profit share recommendations for division directors, including Liam Stewart, for the 2017 remuneration cycle rested with the Head of Macquarie Asset Management. These recommendations are subject to review by Macquarie’s Remuneration and Promotions Committee, a committee of Macquarie management. The recommendations relating to fixed remuneration changes and profit share allocations are ultimately approved by the BRC in the aggregate.

Based on a review of the analyses and conclusions regarding compensation provided by the BRC in 2017, the Non-Executive Directors of the Macquarie Board believe that Macquarie’s longstanding remuneration approach continues to create a strong alignment of staff and shareholders’ interests while prudently managing risk and reinforcing Macquarie’s Code of conduct and the long-held foundations of Macquarie’s risk culture, the principles of What We Stand For — Opportunity, Accountability and Integrity.
2017 Say-on-Pay Advisory Vote
Approximately 82.2% of the votes cast approved, on an advisory basis, the executive compensation described in the Company’s proxy statement for such meeting. There were no changes to the structure of the Company’s executive compensation program, which is determined by Macquarie, as a result of the say-on-pay vote.
Elements of Macquarie’s Compensation Program
Macquarie’s executive compensation program consists of two elements: fixed compensation and annual profit share. We describe each of these below.
Fixed Compensation
Fixed compensation for our seconded executives consists of annual base salary. It also includes the following additional benefits that Macquarie believes are customarily provided by employers in the United States: life insurance, accidental death, disability and dismemberment (AD&D) insurance, long-term and short-term disability insurance, medical, dental and vision coverage and matching employer contributions under Macquarie’s 401(k) retirement plan.
Annual base salary reflects technical and functional expertise, role scope, market practice and regulatory requirements. However, fundamental to Macquarie’s compensation philosophy is the principle that a significant amount of the compensation be at risk and dependent upon performance. Mr. Hooke’s annual base salary remained at $400,000. Mr. Stewart’s annual base salary increased to $300,000.
Annual Profit Share
Macquarie has profit share arrangements for staff, including Messrs. Hooke and Stewart, to encourage superior performance. While performance-based remuneration in the form of profit share is aligned with company performance, Macquarie’s approach to performance-based remuneration is driven by a detailed assessment at the business group and individual level which is reviewed in conjunction with Macquarie’s after-tax profits and its earnings over and above its estimated cost of capital. The Macquarie Board retains discretion to determine the final amount of profit share allocated to reflect internal or external factors if deemed in the interests of Macquarie and shareholders. Such factors may include:
•
the performance of each business and the divisions within each business;

•
risk and compliance considerations;

•
the employment environment and market conditions; and

•
staff retention risk.

For senior executives, this means that a large part of their remuneration each year is performance-based and “at risk,” providing significant alignment of their interests with those of Macquarie shareholders and, through the fee incentives in our management services agreement, our stockholders. For staff whose primary role is risk and financial control, including Mr. Stewart, the Board also seeks to ensure that their remuneration preserves the independence of the function and maintains Macquarie’s robust risk management framework.
Messrs. Hooke and Stewart are eligible to receive a profit share allocation. The profit share arrangements allow Macquarie to reward all staff who have contributed to the growth of Macquarie-managed entities. These arrangements also create incentives for, and encourages long-term commitment among, executives working in the interests of Macquarie-managed entities that may experience some short-term market underperformance or other short-term declines in profitability due to macroeconomic factors or other extraordinary circumstances, even though the underlying assets may be performing well.
Macquarie determined the level of profit share received by Messrs. Hooke and Stewart based predominantly on their individual contribution to the performance of our Company, taking into account the following elements:
•
operational performance of our underlying businesses;

•
management and leadership of our Company and the businesses under the control of our Company;

•
acquisitions and the subsequent management of those businesses to ensure performance is in line with the acquisition business plans;

•
effective risk management and compliance;

•
effective capital management; and

•
factors relating to people leadership and professional conduct consistent with the Code of conduct and What We Stand For enhancing Macquarie’s and the Company’s reputation and track record.

There is no formulaic approach to determining Messrs. Hooke and Stewart’s profit share allocation. It is completely discretionary and is determined based upon the recommendation of the Head of Macquarie Asset Management, in each case taking into account the factors outlined above as well as input from the Company’s directors regarding their performance. Messrs. Hooke and Stewart’s profit share is determined with respect to Macquarie’s fiscal years ended March 31st of each year and therefore does not reflect subsequent events or our performance for the remainder of each calendar year.
Mr. Hooke’s profit share for the fiscal year ended March 31, 2017 was $4,000,000, of which $2,400,000 was paid in cash and $1,600,000 was retained. Of the $1,600,000 that was retained, $1,200,000 was notionally invested in the Directors’ Profit Share Plan (DPS Plan) in cash and Macquarie-managed funds and $400,000 was delivered via the Macquarie Group Employee Retained Equity Plan (MEREP).
Additionally during 2017, Mr. Hooke received $2,500,000 relating to his deferred compensation awarded in 2015. Of the $2,500,000, $1,500,000 was paid in cash and $1,000,000 was retained, of which $750,000 was notionally invested in the DPS plan in cash and Macquarie-managed funds and $250,000 was delivered via the MEREP.
Mr. Hooke was also awarded deferred compensation of  $500,000 in 2017 to be paid as profit share for Macquarie’s fiscal year ended March 31, 2018 in recognition of his past contributions as described below and also as an incentive towards continued employment with Macquarie. The award is conditional on Mr. Hooke abiding by the material terms and conditions of his employment agreement with Macquarie and Macquarie’s determination that there have been no risk or compliance breaches by Mr. Hooke. When paid in 2018 as profit share, the amount will be subject to Macquarie’s retention arrangements in place at that time.
The specific factors considered in determining Mr. Hooke’s profit share included his role in: the performance of our shares during the period compared with the Company’s utilities index benchmark; the increase in the amount of cash generated by our businesses and the resulting increase in shareholder dividends; the effective management of the capital structures of Atlantic Aviation, including the issuance of convertible notes as a part of the refinancing of this business, and Hawaii Gas; leading the effort to expand the Bayonne Energy Center; effectively marketing the Company’s securities to investors and potential investors; effectively managing and leading our Company; and serving as chairman and a director of the Company’s operating entities. The profit share award also takes into account Mr. Hooke’s role in maintaining and growing the reputation and brand awareness of the Company as a leader in the ownership and management of infrastructure businesses.

Mr. Stewart’s profit share for the fiscal year ended March 31, 2017 was $700,000, of which $463,228 was paid in cash and $236,772 was retained. Of the $236,772 that was retained, $118,386 was notionally invested under the Notional Investment (NI) policy in cash and Macquarie-managed funds and $118,386 was delivered via the MEREP. The specific factors considered in determining Mr. Stewart’s profit share for the period included his role in: the oversight of the finance functions of our Company and each of our operating businesses; leading the refinancing of each of Atlantic Aviation and Hawaii Gas; driving the continued growth of our businesses and their cash generation; and the effective marketing of the Company’s securities.
Retained Portion of Profit Share
Deferral and restriction arrangements apply to a portion of allocated profit share to encourage a long-term perspective and commitment from Macquarie employees, including Messrs. Hooke and Stewart. It also encourages alignment with the longer-term interest of stockholders.
The table below sets out a summary of how the current arrangements apply to Messrs. Hooke and Stewart’s profit share allocation for Macquarie’s fiscal year ended March 31, 2017.
Key Area	Executive Director James Hooke	Division Director Liam Stewart
Amount of profit share retained	40%	AUD $0 – AUD $50,000 AUD $50,001 – AUD $200,000 AUD $200,001 – AUD $500,000 Above AUD $500,000	Nil 25% 35% 40%
How retained profit share is invested	Invested in a combination of Macquarie shares (MEREP) and the Directors’ Profit Share (DPS) Plan	Invested in a combination of Macquarie shares (MEREP) and under the Notional Investment (NI) policy
Vesting and release of retained profit share	All retained amounts vest and are released from three to five years after the year retained (see also forfeiture below)	Vesting and release two to four years after the year retained
Forfeiture of retained profit share on leaving	• Unvested amounts forfeited, except for limited circumstances	Unvested amounts forfeited, except for limited circumstances

•
In limited circumstances
unvested amounts retained
prior to 2016 forfeited in
stages if a “disqualifying
event” occurs within two years of leaving. Unvested amounts
retained from 2016 forfeited in stages if a “malus event” or
“post-employment event”
occurs within two years of
leaving.

Minimum Shareholding Requirement	Required to hold the deemed after-tax equivalent of 10% of all profit share allocations over the last five years in Macquarie shares (which is satisfied by the above requirements)	Not applicable
The features of the DPS plan, the NI policy and details of 2017 retention for Messrs. Hooke and Stewart under each are outlined below.

The Directors’ Profit Share (DPS) Plan
The DPS Plan comprises exposure to a notional portfolio of Macquarie-managed funds. These retained amounts for executive directors are notionally invested over the retention period. This investment is described as “notional” because executive directors do not directly hold securities in relation to this investment. However, the value of the retained amounts will vary as if these amounts were directly invested in actual securities, giving the executive directors an effective exposure to the performance of the securities. For Mr. Hooke, effective April 1, 2013, the retained amounts in the DPS Plan that were previously notionally invested in Macquarie managed funds were converted to a notional investment in cash within the DPS Plan. A portion of the amount retained in 2017 was also notionally invested in cash. As described below in “Macquarie Capital Group Limited Loan,” the amounts notionally invested in cash in the DPS Plan were used to effectively cash collateralize a loan to Mr. Hooke to enable him to purchase shares of MIC.
The Notional Investment (NI) Policy
The NI policy applies to staff other than executive directors and, similar to the DPS plan, comprises exposure to a notional portfolio of Macquarie-managed funds. These retained amounts for division directors are notionally invested over the retention period. This investment is described as “notional” because employees do not directly hold securities in relation to this investment. However, the value of the retained amounts will vary as if these amounts were directly invested in actual securities, giving the employees an effective exposure to the performance of the securities. For Mr. Stewart, a portion of the amount retained in 2017 was also notionally invested in cash.
The Macquarie Group Employee Retained Equity Plan (MEREP)
The role of the MEREP is to deliver remuneration in the form of Macquarie Group Limited equity (ASX: MQG). Equity awards through the MEREP, in the U.S., will generally be in the form of units comprising a beneficial interest in restricted Macquarie shares held in a trust for staff members (referred to as restricted share units). The participant is entitled to receive dividends on the restricted share units and direct the Trustee how to exercise voting rights on the shares.
For Mr. Stewart, MEREP will vest and be released on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st following the second, third and fourth anniversary of the initial profit share allocation. For Mr. Hooke, MEREP will vest and be released on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st following the third, fourth and fifth anniversary of the initial profit share allocation.
Macquarie Capital Group Limited Loan
Mr. Hooke has a secured loan with Macquarie Capital Group Limited, an Australian entity, to purchase shares of MIC. In January 2017, Mr. Hooke signed an amendment increasing his loan facility with Macquarie Capital Group Limited from AUD $2,000,000 to AUD $4,500,000. The interest on the outstanding loans is reset biannually in November and February and the interest rate on these loans at March 6, 2018 was 1.725% per annum. Mr. Hooke’s aggregate indebtedness in relation to these share purchases is secured by the amounts notionally invested in cash in the DPS Plan.
On March 28, 2013, Mr. Hooke drew down AUD $650,000, with an initial interest rate of 3.0%, and purchased 13,327 MIC shares from our Manager. On May 8, 2013, Mr. Hooke drew down an additional AUD $196,352, with an initial interest rate of 2.77%, and purchased an additional 3,419 MIC shares in the open market. On July 14, 2014, Mr. Hooke drew down an additional AUD $200,293, with an initial interest rate of 2.65%, and purchased an additional 2,830 MIC shares in the open market. On March 2, 2015, Mr. Hooke drew down an additional AUD $412,265, with an initial interest rate of 2.11%, and purchased an additional 4,000 MIC shares in the open market. On February 3, 2017, Mr. Hooke drew down AUD $1,450,177, with an initial interest rate of 1.62%, and purchased an additional 15,000 MIC shares from our Manager.

On January 27, 2016, Mr. Hooke repaid a portion of the loan balance in the amount of AUD $200,000. On May 26, 2017 and June 22, 2017, Mr. Hooke made two repayments on the portion of the loan balance in the amounts of AUD $347,872 and AUD $200,000, respectively.
Post-Termination Compensation and Benefits
On May 20, 2015, Mr. Hooke executed his employment agreement with Macquarie Corporate Holdings Limited. The employment agreement provides that he holds the position of executive director. Mr. Hooke was assigned to Macquarie Holdings (USA) Inc. and was seconded to Macquarie Infrastructure Corporation as chief executive officer through December 31, 2017. On May 5, 2017, Mr. Stewart entered into a new employment agreement with Macquarie Holdings (USA) Inc. The employment agreement provides that he holds the position of division director. Mr. Stewart is currently seconded to Macquarie Infrastructure Corporation as chief financial officer. See “Executive Compensation — Employment Agreements” below for further discussions.
The employment agreements provide for termination of employment by Macquarie or the executive after giving four weeks’ notice for both Mr. Hooke and Mr. Stewart. Macquarie sponsors a severance plan for U.S.-based staff that it believes is comparable to plans typically offered by U.S. employers. The MEREP, DPS Plan, NI policy and Macquarie’s profit share arrangements also have specific provisions relating to termination events as described under “Executive Compensation — Potential Payments on Termination or Change in Control” below.

COMPENSATION COMMITTEE REPORT
Our compensation committee is composed of five independent directors. In addition, all members of the compensation committee are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The responsibilities of the compensation committee include reviewing the Manager’s performance of its obligations under the management services agreement, reviewing the remuneration of the Manager, determining the compensation of the independent directors, granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals and making recommendations to the board regarding the Company’s equity-based and incentive compensation plans, policies and programs. The compensation committee operates under a written charter adopted by the board, reflecting the NYSE rules for compensation committees in light of the Company’s external management structure. A copy of the charter is available on the Company’s website at www.macquarie.com/mic under “Investor Center/Governance.”
As described in the section “Director Compensation Fiscal Year 2017” in this proxy statement, our independent directors receive an annual cash retainer for serving on the board, fees for each committee meeting which they attend and an annual cash retainer for each committee they chair and for being lead independent director. In addition, independent directors are compensated with director share units that are granted under our 2014 Independent Directors’ Equity Plan and receive reimbursement for certain reasonable expenses related to their service as directors.
The compensation committee does not establish or review compensation policies with respect to our chief executive officer or chief financial officer since these individuals are employed by an affiliate of the Manager, and are seconded to the Company.
This report on executive compensation for 2017 is provided by the undersigned members of the compensation committee of the board.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Since the Company’s seconded executives are not employed or compensated by the Company, the Compensation Discussion and Analysis reflects a discussion of the compensation elements and objectives of the Macquarie Group rather than the Company. Based on this review and discussion, the compensation committee has recommended to the board, and the board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2017.
Members of the Compensation Committee
Ouma Sananikone, Chair
Norman H. Brown, Jr.
George W. Carmany, III
Ronald Kirk
H.E. (Jack) Lentz
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent that we specifically incorporate it by reference in such filing.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation earned by Messrs. Hooke and Stewart during our fiscal years ended December 31, 2017, 2016 and 2015.
Name & Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
James Hooke – Chief Executive Officer(1)	2017	400,000	4,100,000	422,167	212,050	5,134,217
	2016	400,000	5,500,000	1,004,528	178,641	7,083,169
	2015	400,000	7,300,000	1,045,287	142,495	8,887,782
Liam Stewart – Chief Financial Officer(2)	2017	280,000	581,614	124,911	31,828	1,018,353
	2016	252,500	341,877	195,532	22,037	811,946
	2015	235,000	287,528	97,921	12,942	633,391

(1)
Mr. Hooke was Chief Executive Officer through December 31, 2017.

(2)
Mr. Stewart was appointed Chief Financial Officer effective June 30, 2015, although he joined Macquarie effective as of April 14, 2014. Compensation information for Mr. Stewart has been provided for the entire fiscal year ended December 31, 2015.

(3)
Salary amounts reflect salary earned from the period of January 1st to December 31st of each year.

(4)
Bonus amounts represent the cash portion of the profit share allocated during the Macquarie Group’s fiscal years ended March 31, 2017, 2016 and 2015 and therefore reflect performance metrics and incentives through those dates and do not reflect subsequent events or performance for the remainder of each calendar year. For Mr. Hooke, the bonus amount for 2017 includes $1,200,000 that was partially notionally invested in the DPS plan in cash ($804,000) and partially notionally invested in Macquarie managed funds ($396,000). See “Nonqualified Deferred Compensation in Fiscal Year 2017.” For 2016, the bonus amount includes $1,000,000 that was notionally invested in the DPS Plan in cash. Mr. Hooke’s bonus amount for 2015 includes $1,200,000 that was notionally invested in Macquarie-managed funds. The amounts invested in cash effectively cash-collateralizes a loan to Mr. Hooke to acquire shares of MIC. See “Compensation Discussion and Analysis — Annual Profit Share,” — “Retained Portion of Profit Share” and — “Macquarie Capital Group Limited Loan.” For Mr. Stewart, the 2017 bonus amount includes $118,386 that was partially notionally invested under the NI Policy in cash ($79,319) and partially notionally invested in Macquarie-managed funds ($39,067). See “Nonqualified Deferred Compensation in Fiscal Year 2017.”

For Mr. Hooke, the 2017, 2016 and 2015 bonus amounts also includes deferred compensation of $500,000, $1,500,000 and $2,500,000 awarded in 2017, 2016 and 2015, respectively. The 2017 and 2016 deferred compensation are expected to be paid as profit share for Macquarie’s fiscal year ended March 31, 2018 in recognition of his past contributions and also as an incentive towards continued employment with Macquarie. The award is conditional on Mr. Hooke abiding by the material terms and conditions of his employment and Macquarie’s determination that there have been no risk or compliance breaches by Mr. Hooke. When paid in 2018 as profit share, the amounts will be subject to Macquarie’s retention arrangements in place at that time. During 2017, Mr. Hooke received $2,500,000 relating to his deferred compensation awarded in 2015. Of the $2,500,000, $1,500,000 was paid in cash and $1,000,000 was retained, of which $750,000 was notionally invested in the DPS plan in cash ($502,500) and Macquarie-managed funds ($247,500) and $250,000 was delivered via the MEREP.
(5)
Represents the grant date fair value of restricted share unit awards pursuant to the MEREP, computed in accordance with FASB ASC Topic 718, based on the closing price of Macquarie Group Limited shares (ASX:MQG) on the date of grant. The 2017, 2016 and 2015 MEREP awards were granted on June 22, 2017, June 17, 2016 and July 6, 2015, respectively, at a closing price of Macquarie Group Limited shares of AUD $90.20, AUD $72.72 and AUD $81.70, respectively. The 2017, 2016 and 2015 grant date value have been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2017 of  $0.7815 to AUD $1.00, December 31, 2016 of  $0.7230 to AUD $1.00 and December 31, 2015 of  $0.7286 to AUD $1.00. See “Grants of Plan Based Awards in Fiscal Year 2017.”

For Mr. Hooke, $400,000, $1,000,000 and $1,200,000 of his profit share was retained and invested in Macquarie restricted share units through the MEREP for 2017, 2016 and 2015, respectively. This equated to 5,989, 19,106 and 17,560 restricted share units for 2017, 2016 and 2015, respectively, with a grant date fair value of  $422,167, $1,004,528 and $1,045,287, respectively. Additionally during 2017, $250,000 of his deferred compensation awarded in 2015 was retained and invested in Macquarie restricted share units through the MEREP. This equated to 3,743 restricted share units with a grant date fair value of  $263,854.
For Mr. Stewart, $118,386, $158,123 and $112,472 of his profit share was retained and invested in Macquarie restricted share units through the MEREP for 2017, 2016 and 2015, respectively. This equated to 1,772, 3,021 and 1,645 restricted share units for 2017, 2016 and 2015, respectively, with a grant date fair value of  $124,911, $158,834 and $97,921, respectively. Additionally, on July 1, 2016, Mr. Stewart was granted 698 restricted share units for his promotion to division director with a grant date fair value of  $36,698.
These amounts represent profit share earned during the Macquarie fiscal years ended March 31, 2017, 2016 and 2015 and therefore reflect performance metrics and incentives through those dates and do not reflect subsequent performance. For further discussions on retained profit share and MEREP awards, see “Grants of Macquarie Restricted Share Units” below.
(6)
All other compensation represents dividends and distributions paid on the MEREP awards and the total value of employer-provided 401(k) contributions for the years ended December 31, 2017, 2016 and 2015. For 2017, 2016 and 2015, Mr. Hooke received ordinary dividends on Macquarie restricted shares through the MEREP of  $201,250 $168,041 and $131,895, respectively. For 2017, 2016 and 2015, Mr. Stewart received ordinary dividends on Macquarie restricted share units through the MEREP of $21,028, $11,437 and $3,098, respectively.

Employer-provided 401(k) contributions for Mr. Hooke were $10,800 for 2017 and $10,600 for 2016 and 2015, respectively. Employer-provided 401(k) contributions for Mr. Stewart were $10,800, $10,600 and $9,844 for 2017, 2016 and 2015, respectively.
Grants of Plan Based Awards in Fiscal Year 2017
The following table presents information on plan-based awards granted in fiscal year 2017 to Messrs. Hooke and Stewart in the Summary Compensation Table.
Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)(1)
James Hooke (2)	June 22, 2017	May 5, 2017	9,732	686,021
Liam Stewart	June 22, 2017	May 5, 2017	1,772	124,911

(1)
Amounts reflect 2017 profit share retained and granted in 2017 as MEREP awards in the form of restricted share units (converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2017 of  $0.7815 to AUD $1.00).

(2)
Of the 9,732 units granted to Mr. Hooke, 3,743 units related to the deferred compensation awarded in 2015 and granted in 2017. The remainder of 5,989 units related to the profit share awarded in 2017.

Grants of Macquarie Restricted Share Units
As discussed above, for fiscal years 2017, 2016 and 2015, amounts shown in the Summary Compensation Table include a portion of profit share that was retained and was subsequently delivered in the form of Macquarie restricted share units through the MEREP. Restricted share units representing the 2017, 2016 and 2015 retained profit share were granted on June 22, 2017, June 17, 2016 and July 6, 2015, respectively, for Messrs. Hooke and Stewart at a closing price per Macquarie share of AUD $90.20, AUD $72.72 and AUD $81.70, respectively. Upon vesting (as described below), the holding restriction will be removed and the employee will be able to withdraw these share units.

For Mr. Hooke, $400,000, $1,000,000 and $1,200,000 was retained in 2017, 2016 and 2015, respectively, and converted into Macquarie restricted share units through the MEREP. Additionally during 2017, $250,000 of his deferred compensation awarded in 2015 was retained and converted into Macquarie restricted share units through the MEREP. For 2017, this equated to 9,732 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 16, 2017 up to and including June 22, 2017 of AUD $89.25. These restricted share units vest, in accordance with the executive director vesting schedule, in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of each year from 2020 to 2022. For 2016, this equated to 19,106 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 17, 2016 up to and including June 17, 2016 of AUD $71.55. These restricted share units vest in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of each year from 2019 to 2021. For 2015, this equated to 17,560 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 18, 2015 up to and including July 6, 2015 of AUD $80.68. These restricted share units vest in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of each year from 2018 to 2020.
For Mr. Stewart, $118,386, $158,123 and $112,472 was retained in 2017, 2016 and 2015, respectively, and converted into Macquarie restricted share units through the MEREP. For 2017, this equated to 1,772 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 16, 2017 up to and including June 22, 2017 of AUD $89.25. These restricted share units vest, in accordance with the division director vesting schedule, in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of each year from 2019 to 2021. For 2016, this equated to 3,021 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 17, 2016 up to and including June 17, 2016 of AUD $71.55. These restricted share units vest in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of each year from 2018 to 2020. For 2015, this equated to 1,645 restricted share units awarded under the MEREP calculated using the average purchase price of MEREP awards purchased over the period from May 18, 2015 up to and including July 6, 2015 of AUD $80.68. These restricted share units vest in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of each year from 2017 to 2019.
Retained Cash Portion of Profit Share
See “Nonqualified Deferred Compensation in Fiscal Year 2017” below for further information regarding the retained cash portion of the profit share for Messrs. Hooke and Stewart as of December 31, 2017.
Employment Agreements
Employment Agreement with James Hooke.   On May 20, 2015, Mr. Hooke executed his employment agreement with Macquarie Corporate Holdings Limited. The employment agreement provides that he holds the position of executive director. Mr. Hooke was assigned to Macquarie Holdings (USA) Inc. and was seconded to Macquarie Infrastructure Corporation as chief executive officer through December 31, 2017. Mr. Hooke’s annual base salary remained at $400,000 in 2017. The agreement also provides that Mr. Hooke is eligible to participate in Macquarie’s profit share arrangements, Macquarie’s 401(k) plan, and health and welfare plans, and will be eligible for four-weeks of vacation and sick and personal time as provided to other employees at his level. Mr. Hooke is also entitled to accrue long service leave, a benefit provided under the Australian regulatory regime providing for additional vacation based on length of service. In addition, Mr. Hooke is eligible to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties and in accordance with Macquarie Holdings (USA) Inc.’s expense policy.
Employment Agreement with Liam Stewart.   Macquarie Holdings (USA) Inc. entered into an employment agreement with Mr. Stewart, which was accepted by Mr. Stewart on May 5, 2017. The employment agreement provides that he holds the position of division director. Mr. Stewart is currently seconded to Macquarie Infrastructure Corporation as chief financial officer. Mr. Stewart’s annual base salary increased to $300,000 in 2017. The agreement also provides that Mr. Stewart is eligible to participate in Macquarie’s profit share arrangements, Macquarie’s 401(k) plan, and health and welfare plans, and will be eligible for four-weeks of vacation and holidays, sick and personal time as provided to other employees at his level. In addition, Mr. Stewart is eligible to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties and in accordance with Macquarie Holdings (USA) Inc.’s expense policy.
See “Potential Payments on Termination or Change in Control” for further information regarding these employment agreements.
Outstanding Equity Awards at 2017 Fiscal Year-End
The following table sets forth a summary of all outstanding equity awards, consisting of Macquarie Group Limited shares, held by Messrs. Hooke and Stewart as of December 31, 2017.
The number of Macquarie Group ordinary shares presented below reflects such adjustment with respect to outstanding shares under the MEREP.
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested at December 31, 2017 ($)(2)
James Hooke	Jun. 25, 2013	4,701	366,024
	Jun. 25, 2014	9,190	715,541
	Jul. 6, 2015	17,560	1,367,236
	Jun. 17, 2016	19,106	1,487,609
	Jun. 22, 2017	9,732	757,742
Liam Stewart	May 15, 2014(3)	147	11,446
	Jul. 6, 2015	1,097	85,413
	Jun. 17, 2016(4)	698	54,347
	Jun. 17, 2016	3,021	235,218
	Jun. 22, 2017	1,772	137,969

(1)
The restricted share units that relate to the profit share vest on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st on the second, third and fourth anniversaries of the date of the initial profit share allocation for Mr. Stewart and on the third, fourth and fifth anniversaries of the date of the initial profit share allocations for Mr. Hooke. The restricted share units granted on July 6, 2015 relate to the 2015 profit share and vest in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of 2017, 2018 and 2019 for Mr. Stewart and on or after May 1st of 2018, 2019 and 2020 for Mr. Hooke. The restricted share units granted on June 17, 2016 relate to the 2016 profit share and vest in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of 2018, 2019 and 2020 for Mr. Stewart and on or after May 1st of 2019, 2020 and 2021 for Mr. Hooke. The restricted share units granted on June 22,

2017 relate to the 2017 profit share and the deferred compensation for 2015 and vest in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of 2019, 2020 and 2021 for Mr. Stewart and on or after May 1st of 2020, 2021 and 2022 for Mr. Hooke.
(2)
Market values of unvested restricted share units are based on a closing price of Macquarie Group Limited (ASX: MQG) of AUD $99.63 on December 31, 2017. Market values of unvested restricted share units have been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2017 of  $0.7815 to AUD $1.00.

(3)
The restricted share units granted to Mr. Stewart on May 15, 2014 relate to new director hire awards and vest in three equal installments on the first day within a Macquarie staff trading window after May 15th of 2016, 2017 and 2018.

(4)
Effective July 1, 2016, Mr. Stewart was promoted to division director and was awarded 698 Macquarie restricted share units through MEREP. These restricted share units vest in three equal installments on the ex-dividend date for the final ordinary dividend, or if there is no final ordinary dividend, the 7th trading day within a Macquarie staff trading window on or after May 1st of 2018, 2019 and 2020.

In 2017, Messrs. Hooke and Stewart received ordinary dividends on Macquarie shares through the MEREP of AUD $2.80 (Final Dividend) for shares held on the Record Date of May 17, 2017 and AUD $2.05 (Interim Dividend) for shares held on the Record Date of November 8, 2017. This equated to $201,250 and $21,028 for Messrs. Hooke and Stewart, respectively.
Stock Vested in Fiscal Year 2017
The following table sets forth a summary of MEREP stock awards that vested in 2017 for Messrs. Hooke and Stewart.
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
James Hooke(1)	12,797	890,476
Liam Stewart(2)	693	48,558

(1)
On the vesting date, the share price of MEREP awards was AUD $89.04. The value of stock vested in the above table has been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2017 of  $0.7815 to AUD $1.00.

(2)
On May 15, 2017, 145 of the MEREP awards vested at AUD $92.00. The remaining 548 MEREP awards vested on May 16, 2017 at $89.04. The value of stock vested in the above table has been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2017 of  $0.7815 to AUD $1.00.

Nonqualified Deferred Compensation in Fiscal Year 2017
The following table sets forth a summary of the profit share retained in the DPS Plan and under the NI policy for Mr. Hooke and Mr. Stewart, respectively, as of December 31, 2017.
Name	Plan	Registrant Contributions in 2017 ($)(1)	Aggregate Earnings in 2017 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2017 ($)(3)
James Hooke	DPS Plan	1,950,000	220,914	602,182	4,734,896
Liam Stewart	NI policy	118,386	1,851	—	119,100

(1)
Consists of the portion of the amount reported in the bonus column of the Summary Compensation Table for the 2017 fiscal year that is deferred under the DPS Plan for Mr. Hooke, of which $750,000 was retained relating to the deferred compensation award for the 2015 profit share and $1,200,000 was retained relating to the 2017 profit share, and under the NI policy for Mr. Stewart.

(2)
With respect to both the DPS Plan and NI policy, amount represents notional earnings (losses) from January 1, 2017 to December 31, 2017 and the foreign exchange adjustment at December 31, 2017. The amounts have been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2017 of  $0.7815 to AUD $1.00.

(3)
With respect to both the DPS Plan and NI policy, the amount has been converted from Australian dollars to U.S. dollars using the Federal Reserve Bank noon buying rate effective on December 31, 2017 of  $0.7815 to AUD $1.00.

The compensation reported in the nonqualified deferred compensation table was deferred by Mr. Hooke pursuant to Macquarie’s profit share arrangements. Under the DPS Plan, the value of the retained profit share for the period from the preceding July 1st to June 30th is determined based on total stockholder returns of the notional portfolio of Macquarie-managed funds selected by Macquarie assuming reinvestment of distributions and, therefore, takes into account both capital appreciation and distributions to stockholders. Notional earnings (losses) for the July 1st to June 30th period are measured quarterly. The participant has no input into decisions regarding the notional portfolio selected. Any increases in value of the notional portfolio may be paid out in August each year at the discretion of Macquarie’s Executive Committee, or the BRC. If the notional investment of the amount retained under the DPS Plan results in a notional loss, Macquarie will not make any payment or compensation in respect of the loss. This notional loss will be offset against notional income in the first instance and then against any future notional income until the loss is completely offset. Any notional loss may also be deducted from amounts retained under the DPS Plan at the discretion of the Macquarie Executive Committee or the BRC.
Profit share retained under the DPS Plan vests and is paid out in three equal installments: three, four and five years from the retention date.
The compensation reported in the nonqualified deferred compensation table was deferred by Mr. Stewart pursuant to Macquarie’s profit share arrangements. Under the NI policy, the value of the retained profit share for the period from the preceding July 1st to June 30th is determined based on total stockholder returns of the notional portfolio of Macquarie-managed funds selected by Macquarie assuming reinvestment of distributions and, therefore, takes into account both capital appreciation and distributions to stockholders. Notional earnings (losses) for the July 1st to June 30th period are measured quarterly. The participant has no input into decisions regarding the notional portfolio selected. Any increases in value of the notional portfolio may be paid out in August each year at the discretion of Macquarie. If the notional investment of the amount retained under the NI policy results in a notional loss, the amount will be offset against payments of vested amounts. Profit share retained under the NI policy vests and is paid out in three equal installments: two, three and four years from the retention date.
Potential Payments on Termination or Change in Control
For Messrs. Hooke and Stewart, there are no contracts, agreements, plans or arrangements that provide for payments upon a change of control of our Company.
Termination Provisions Under Employment Agreements
Under the terms of Mr. Hooke’s employment agreement with Macquarie Corporate Holdings Limited, executed on May 20, 2015, Mr. Hooke will provide Macquarie with four weeks’ notice if he voluntarily resigns. Macquarie will provide Mr. Hooke four weeks’ notice of any termination (although the employer may make payments to him in lieu of such notice), subject to certain exclusions including misconduct, dishonesty, harm to reputation of the employer or Macquarie, inappropriate workplace behavior, inability to comply with conditions of employment and/or any other reason justifying termination without notice. The period between such notice and termination of employment is referred to as the “notice period.”

During the notice period, Mr. Hooke will be entitled to continue to receive his salary and contributions to the group medical, dental, vision, life and disability plans. Upon termination, Mr. Hooke will be entitled to payment of any accrued but unpaid vacation time. During the notice period, Macquarie has the discretion to direct Mr. Hooke not to do any work or contact any customers or clients for a period up to the date of his termination or resignation. During this notice period, Mr. Hooke will continue to be employed by Macquarie and must not engage or prepare to engage in any business activity that is the same or similar to the business he was undertaking with his employer. Mr. Hooke is also entitled to severance under Macquarie’s severance plan discussed below.
Under the terms of Mr. Stewart’s employment agreement with Macquarie Holdings (USA) Inc., accepted on May 5, 2017, Mr. Stewart will provide Macquarie with four weeks’ notice if he voluntarily resigns and Macquarie will provide Mr. Stewart two weeks’ notice of any termination for any reason other than for “cause,” as defined in the agreement. The period between such notice and termination of employment is referred to as the “notice period.” During the notice period, Mr. Stewart will be entitled to continue to receive his salary and contributions to the group medical, dental, vision, life and disability plans. Upon termination, Mr. Stewart will be entitled to payment of any accrued but unpaid vacation time. Macquarie may, in its discretion, alter Mr. Stewart’s duties or place him on paid leave of absence during the notice period. In addition, Mr. Stewart may not engage in any other business activity during his employment or the notice period. Mr. Stewart is also entitled to severance under Macquarie’s severance plan discussed below.
The employment agreements provide that both Messrs. Hooke and Stewart are subject to a confidentiality restrictive covenant for an unlimited duration. The employment agreements also provide that Messrs. Hooke and Stewart are subject to a non-solicitation restrictive covenant of employees and clients during their employment and for a six-month period thereafter. In addition, the employment agreements provide that Messrs. Hooke and Stewart are subject to a non-competition restrictive covenant during their employment and for a three-month period thereafter should Macquarie elect to enforce such period. In the event that Macquarie elects to enforce the three-month period post-termination against Mr. Hooke, Macquarie would pay an amount equal to the base salary, less any applicable deductions, he would have received had he been employed during such period. In the event that Macquarie elects to enforce the three-month period post termination against Mr. Stewart, Macquarie would pay an amount equal to the base salary and the value of medical benefits elected at the time of notice that he would have received, less any applicable deductions, he would have received had he been employed during such period.
Macquarie’s Severance Plan
Under Macquarie’s severance plans applicable to Messrs. Hooke and Stewart, if an employee is terminated by Macquarie for reasons other than for cause, retirement and voluntary resignation, including job abandonment, death or disability (as defined in the plan), the employee would be entitled to severance payments equal to four weeks’ base salary for the first year of employment plus three weeks’ base salary for each year thereafter, and pro rata payments for each complete month within any portion of a year.
Profit Share Arrangement
The DPS Plan, the NI policy and the MEREP rules give Macquarie the discretion to fully vest retention on termination. The BRC or the Executive Committee under delegation from the board may consider exercising this discretion where, for example, a staff member’s employment ends on the grounds of redundancy, disability, serious ill-health or in other limited exceptional circumstances, such as the business efficacy reasons. In all other cases, retention is forfeited on leaving Macquarie.
Payments Upon Resignation or Termination
If, as of December 31, 2017, Messrs. Hooke and Stewart’s employment had been terminated without cause, they would have been entitled to a severance payment of  $261,538 and $82,212, respectively, under the Macquarie severance plan described above, in addition to accrued and unpaid vacation time, including any applicable long service leave benefit for Mr. Hooke. They may also receive unvested retained profit share amounts, subject to the discretions. Messrs. Hooke and Stewart would not be entitled to any severance in the event of death or serious incapacitation, subject to discretions being exercised in relation to their retained profit share amounts. No amounts would have been payable in the event of their resignation or termination for cause.

Pay Ratio Disclosure
In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd – Frank Act”), the Securities and Exchange Commission (SEC) adopted a rule requiring annual disclosure of the ratio of the chief executive officer’s (CEO) “Annual Total Compensation” (as calculated using the Summary Compensation Table requirements) to the median employee’s Annual Total Compensation. The Company’s CEO on December 31, 2017, the determination date of the median employee, was James Hooke. The purpose of the new required disclosure is to provide a measure of the equitability of pay within the organization.
•
Median Employee Total Annual Compensation $49,739

•
Mr. Hooke (CEO) Total Annual Compensation $5,134,217

•
Ratio of CEO to Median Employee Compensation 103.2:1.0

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described herein. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To determine the median employee, a listing was prepared of all full and part-time employees as of December 31, 2017. Employees that were terminated were excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2017. Once the Annual Total Compensation of all employees was determined and listed, the median employee was identified. The median employee is employed at one of the operating businesses of MIC and was not eligible to participate in a deferred compensation plan and did not participate in a 401(k) plan for the fiscal year ended December 31, 2017. Employees at the operating businesses were not offered any stock compensation for the fiscal year ended December 31, 2017. Mr. Hooke has an employment agreement with Macquarie Corporate Holdings Limited and was offered a cash bonus, stock bonus (MEREP and DPS Plan) and participated in the Macquarie 401(k) plan. Mr. Hooke also received dividends on the MEREP shares that he earned in the current and prior years. As of December 31, 2017 the Company employed 3,709 persons of which approximately 23% of these were subject to collective bargaining agreements.
This information with respect to the pay ratio is being provided for compliance purposes. Neither the compensation committee nor management of the Company used the pay ratio measure in making compensation decisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of common stock by each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares at March 29, 2018, and each of our directors and seconded executives and our directors and executive officers as a group as of March 29, 2018, based on 84,902,562 shares of common stock issued and outstanding. All holders of common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of common stock. The voting rights attached to shares held by our directors, executive officers or major stockholders do not differ from those that attach to shares held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares, whether or not the shares are held for the individual’s benefit.
	Amount and Nature of Beneficial Ownership (Number of Shares)
Name and Address of Beneficial Owner	Shares of Common Stock	Right to Acquire Shares Within 60 Days	Total	Percent of Shares Outstanding
5% Beneficial Owners
The Vanguard Group(1)	6,876,200	—	6,876,200	8.1%
Macquarie Infrastructure Management (USA) Inc.(2)	5,602,057	—	5,602,057	6.6%
BlackRock, Inc.(3)	4,662,649	—	4,662,649	5.5%
Directors(4)
Martin Stanley(5)	5,610,057	—	5,610,057	6.6%
Norman H. Brown, Jr.	45,038	1,887(6)	46,925	*
George W. Carmany, III	39,832	1,887(6)	41,719	*
James Hooke	71,576	—	71,576	*
H.E. (Jack) Lentz	23,731	1,887(6)	25,618	*
Ouma Sananikone	9,865	1,887(6)	11,752	*
Ron Kirk	991	1,887(6)	2,878	*
Seconded Executives(4)
Christopher Frost	—	—	—	*
Liam Stewart(7)	2,781	—	2,781	*
All Directors and Executive Officers as a Group	5,813,202	9,435	5,822,637	6.9%

*
Less than 1%.

(1)
Based on a report on Schedule 13G filed on February 9, 2018, The Vanguard Group has shared voting power with respect to 99,036 shares, shared dispositive power with respect to 154,303 shares, sole voting power with respect to 69,472 shares and sole dispositive power with respect to 6,721,897 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)
The address of our Manager is 125 West 55th Street, New York, NY 10019. Based on a report on Schedule 13D/A filed on March 8, 2018, Macquarie Infrastructure Management (USA) Inc. has shared dispositive and sole voting power with respect to 5,602,057 shares with Macquarie Group Limited.

(3)
Based on a report on Schedule 13G filed on February 8, 2018, BlackRock, Inc. has sole voting power with respect to 4,198,511 shares and sole dispositive power with respect to 4,662,650 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
The address of each director and seconded executive is c/o Macquarie Infrastructure Corporation, 125 West 55th Street, New York, New York 10019.

(5)
Includes 5,602,057 shares held by the Manager as to which Mr. Stanley disclaims beneficial ownership. Mr. Stanley serves as Chairman of the Macquarie Group’s Macquarie Infrastructure and Real Assets division, of which the Manager constitutes a part.

(6)
Consists of shares which the independent directors have a right, as of May 15, 2018, to acquire through the 2014 Independent Directors’ Equity Plan.

(7)
Mr. Stewart held 2,500 shares through Jayandell Holdings 1, LLLP.

AUDIT COMMITTEE REPORT
Our audit committee is composed of five independent directors, all of whom are financially literate. In addition, the board has determined that each of Mr. Brown, an independent director and the chairman of the audit committee, and Mr. Carmany, an independent director, qualify as audit committee financial experts as defined by the SEC. The audit committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on the Company’s website at www.macquarie.com/mic under “Investor Center/Governance.”
The audit committee’s primary role is to assist the board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence and performance and (4) the performance of our internal audit and control functions.
Management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes
The audit committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the Manager, and the auditor regarding financial reporting), or attestation services. In addition, the audit committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.
The audit committee has reviewed and discussed with management and KPMG LLP, the independent auditor, the audited financial statements as of and for the year ended December 31, 2017. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 16 (Communications with Audit Committees) adopted by the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has received from the independent auditor the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and the audit committee has discussed with the independent auditor its independence from the Company and management. The audit committee also considered whether the non-audit services provided by KPMG LLP to us during 2017 were compatible with its independence as auditor.
Based on these reviews and discussions, the audit committee has recommended to the board, and the board has approved, the inclusion of the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2017.
Members of the Audit Committee
Norman H. Brown, Jr., Chair
George W. Carmany, III
Ronald Kirk
H.E. (Jack) Lentz
Ouma Sananikone

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policies
Our board recognizes that related party transactions present a heightened risk of conflicts of interest and therefore has adopted internal policies to be followed in connection with related party transactions.
The Company’s audit committee is required to approve all related party transactions, including transactions exceeding $120,000 in any fiscal year in which a related party has a material interest. Related parties include directors, executive officers, holders of our 5% of the Company’s voting stock and Macquarie Group Limited or any of its subsidiaries (or any immediate family members of the foregoing).
In considering any related party transaction, the audit committee considers all relevant factors including, among others, the benefits to the Company, the related party’s interest in the transaction, whether the terms are at arm’s length, any potential impact on director independence and the opportunity costs of other sources for comparable products or services.
Our board has also adopted a written policy pursuant to which it has pre-approved certain types of transactions with related parties assuming certain conditions are met. The pre-approval policy permits foreign exchange, depository and similar transactions (such as the establishment of bank, brokerage and custodial accounts) for which the terms provided by the related party are equal or more favorable to us than those quoted by unaffiliated counterparties. All pre-approved transactions are included as a standing item in reports to the Company’s board and audit committee at regular meetings.
Our Relationship With the Macquarie Group
Macquarie Infrastructure Management (USA) Inc., our Manager, is a part of the Macquarie Group. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving the Macquarie Group, including those with Macquarie Group Limited, its affiliates, or vehicles managed by the Macquarie Group. As discussed above, our audit committee is required to approve all related party transactions, including those involving the Macquarie Group, except for those pre-approved by our board. Our chairman and former chief executive officer also serve as directors without compensation for affiliates of our Manager within the Macquarie Group.
Contractual Arrangements With Our Manager
Our Manager’s Investment in the Company and Registration Rights
At March 29, 2018 and December 31, 2017, our Manager held 5,602,057 and 5,435,442 shares, respectively, of our Company. Pursuant to the terms of the Third Amended and Restated Management Services Agreement (Management Agreement), our Manager may sell these shares at any time. Under the Management Agreement, our Manager, at its option, may reinvest base management fees and performance fees, if any, in shares of our Company.
We entered into a registration rights agreement with our Manager under which we agreed to file a shelf registration statement under the Securities Act relating to the resale of shares owned by our Manager. In addition, our Manager may also require us to include its shares in future registered offerings that we conduct, subject to cutback at the option of the underwriters of any such offering.

Through March 29, 2018 and for the year ended December 31, 2017, we had paid our Manager cash dividends on shares held for the following periods:
Declared	Period Covered	$ per Share	Record Date	Payable Date	Cash Paid to Manager (in thousands)
February 19, 2018	Fourth quarter 2017	$1.44	March 5, 2018	March 8, 2018	$8,067
October 30, 2017	Third quarter 2017	1.42	November 13, 2017	November 16, 2017	7,484
August 1, 2017	Second quarter 2017	1.38	August 14, 2017	August 17, 2017	6,941
May 2, 2017	First quarter 2017	1.32	May 15, 2017	May 18, 2017	6,332
February 17, 2017	Fourth quarter 2016	1.31	March 3, 2017	March 8, 2017	6,080
Management Services Agreement
Management and Fees.   We are a party to a management services agreement, or Management Agreement, subject to the oversight and supervision of our Board of Directors. Our Manager is responsible for and oversees the management of our operating businesses. In addition, our Manager has the right to appoint the Chairman of the Board of the Company, subject to minimum equity ownership, and to assign, or second, to our Company, two of its employees to serve as chief executive officer and chief financial officer of the Company and seconds or makes other personnel available as required. The board member elected by our Manager does not receive any compensation (other than out-of-pocket expenses) and does not have any special voting rights.
In accordance with the Management Agreement, our Manager is entitled to a monthly base management fee based primarily on our Company’s market capitalization, and potentially a quarterly performance fee based on the total stockholder return relative to a U.S. utilities index. Currently, our Manager has elected to reinvest the base management fees and performance fees, if any, in additional shares. Through March 29, 2018 and for the year ended December 31, 2017, we incurred base management fees of  $9.3 million and $71.4 million, respectively. We did not incur a performance fee for the year ended December 31, 2017.
The following table shows our Manager’s reinvestment of its base management fees and performance fees, if any, in shares:
Period	Base Management Fee Amount ($ in thousands)	Performance Fee Amount ($ in thousands)	Shares Issued
2018 Activities:
Through March 29, 2018	$9,343	$—	83,220
2017 Activities:
Fourth quarter 2017	$16,778	$—	248,162
Third quarter 2017	17,954	—	240,674
Second quarter 2017	18,433	—	233,394
First quarter 2017	18,223	—	232,398
Our Manager is not entitled to any other compensation and all costs incurred by our Manager, including compensation of seconded staff, are paid by our Manager out of its base management fee. However, we are responsible for other direct costs including, but not limited to, expenses incurred in the administration or management of our businesses, income taxes, audit and legal fees, acquisitions and dispositions and its compliance with applicable laws and regulations. During the year ended December 31, 2017, our Manager charged us $892,000 for reimbursement of out-of-pocket expenses.
Acquisition Opportunities.   Under the terms of the Management Agreement, our Manager has exclusive responsibility for reviewing and making recommendations to the board with respect to acquisition opportunities and dispositions. In the event that an opportunity is not originated by our Manager, our board must seek a recommendation from our Manager prior to making a decision concerning any acquisition or disposition. Our Manager and its affiliates refer to our board of directors any acquisition opportunities in accordance with the U.S. acquisition priorities below that are made available to the Macquarie Infrastructure and Real Assets division of the Macquarie Group unless our chief executive officer determines that such opportunity does not meet our acquisition criteria adopted by our board of directors. To the extent Macquarie Group entities outside the Macquarie Infrastructure and Real Assets division develop or become aware of acquisition opportunities, they are not obligated to offer us these opportunities.
Pursuant to our Management Agreement, we have first priority ahead of all current and future entities managed by our Manager or by members of the Macquarie Group within the Macquarie Infrastructure and Real Assets division in each of the following acquisition opportunities that are within the United States:
•
airport fixed base operations;

•
airport parking;

•
district energy; and

•
“user pays”, contracted and regulated assets (as defined below) that represent an investment of greater than AUD $40.0 million.

“User pays” assets mean businesses that are transportation-related and derive a majority of their revenues from a per use fee or charge.
Contracted assets mean businesses that derive a majority of their revenues from long-term contracts with other businesses or governments.
Regulated assets mean businesses that are the sole or predominant providers of at least one essential service in their service areas and where the level of revenue earned or charges imposed are regulated by government entities.
We have first priority ahead of all current and future entities managed by our Manager or any Manager affiliate in all investment opportunities originated by a party other than our Manager or any Manager affiliate where such party offers the opportunity exclusively to us and not to any other entity managed by our Manager or any Manager affiliate within the Macquarie Infrastructure and Real Assets division. Other than these four specific types of opportunities, our Manager does not have an obligation to offer to us any particular acquisition opportunities, even if they meet our investment objectives, and the Manager and its affiliates can offer any or all other acquisition opportunities on a priority basis or otherwise to current and future funds, investment vehicles and accounts sponsored by the Manager or its affiliates. Our businesses may compete with these entities for investment opportunities, and there can be no assurance that we will prevail with respect to such investments.
In addition, our management may determine not to pursue investment opportunities presented to us by our Manager, including those presented on a priority basis. If our management waives any such opportunity, our Manager and its affiliates may offer such opportunity to any other entity, including any entities sponsored or advised by members of the Macquarie Infrastructure and Real Asset division of the Macquarie Group. As such, every acquisition opportunity presented to us by our Manager may not be pursued by us, and may ultimately be presented to entities with whom we compete for investments.
Preferred Financial Advisor.   Affiliates of the Macquarie Group, including Macquarie Capital (USA) Inc., or MCUSA, have preferred provider status in respect of any financial advisory services to be contracted for by us. If we contract with MCUSA for such services, such contracts will be based on market terms and subject to approval by our audit committee. Any fees payable to MCUSA for such financial advisory services are in addition to fees paid under the Management Agreement. The use of MCUSA does not preclude our use of similar services provided by any third party vendors, and we have used other advisors from time to time.

Other Transactions with the Macquarie Group
We use the resources of the Macquarie Group with respect to a range of advisory, procurement, insurance, hedging, lending and other services. Engagements involving members of the Macquarie Group are reviewed and approved by the Audit Committee of our Board of Directors. Macquarie Group affiliates are engaged on an arm’s length basis and frequently as a member of syndicate of providers whose other members establish the terms of the interaction.
Advisory Services
The Macquarie Group, and wholly-owned subsidiaries within the Macquarie Group, including Macquarie Bank Limited (MBL) and Macquarie Capital (USA) Inc. (MCUSA) have provided various advisory and other services and incurred expenses in connection with our Company’s equity raising activities, acquisitions and debt structuring for our Company and our businesses.
Long-Term Debt
In July 2014, we entered into a credit agreement at the holding company that provides a five-year, $250.0 million senior secured first lien revolving credit facility, of which $50.0 million is committed by MIHI LLC. We increased the aggregate commitments under our revolving credit facility from $250.0 million to $410.0 million with all terms remaining the same during 2015. MIHI LLC’s commitment of  $50.0 million remained unchanged through the year ended December 31, 2017. For the year ended December 31, 2017, we incurred $285,000 in interest expense related to MIHI LLC’s portion of the MIC senior secured revolving credit facility.
In January 2018, we completed the refinancing and upsizing of our senior secured revolving credit facility to $600.0 million and extended the maturity through January 3, 2022. As part of the refinancing and upsizing, MIHI LLC’s $50.0 million commitment was replaced by a $40.0 million commitment from Macquarie Capital Funding LLC. As part of the closing, we paid Macquarie Capital Funding LLC $80,000 in closing fees.
Other Transaction
In 2015, Macquarie Energy North America Trading, Inc. (MENAT), an indirect subsidiary of Macquarie Group Limited, entered into contracts with IMTT to lease barrels of capacity. During the year ended December 31, 2017, these contracts expired and we recognized $907,000 in revenue pursuant to these agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our Manager and our directors and officers, and persons who beneficially own more than ten percent of our shares, to file initial reports of ownership and reports of changes in ownership of our shares and our other equity securities with the Securities and Exchange Commission. Based solely on our review of copies of such reports and on written representations from such reporting persons, we believe that in 2017 all such reporting persons filed the required reports on a timely basis, except for one late Form 4 filing for each of Messrs. Brown, Carmany, Kirk and Lentz, Ms. Sananikone and Macquarie Infrastructure Management (USA) Inc. (each reporting one transaction).
STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
To be considered for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 4, 2018. In order to be included in Company sponsored proxy materials, stockholder proposals will need to comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to stockholders.
Pursuant to the bylaws and applicable SEC rules and regulations, no stockholder proposals (other than proposals included in our proxy statement in accordance with Rule 14a-8) may be presented for action at the 2019 Annual Meeting of Stockholders unless a stockholder has given timely notice of the proposal in writing to the Secretary. To be timely, a stockholder’s notice is required to be delivered to the Secretary not earlier than December 17, 2018 (150 days prior to May 15, 2019, the one year anniversary of the 2018 Annual Meeting) or later than January 16, 2019 (120 days prior to May 15, 2019). The notice must contain the information required by the bylaws. The foregoing provisions of the bylaws do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement in accordance with Rule 14a-8 and referred to above. A proxy may confer discretionary authority to vote on any proposal at a meeting if we do not receive notice of the proposal within the foregoing time frames. Stockholder proposals should be sent to:
Macquarie Infrastructure Corporation
125 West 55th Street
New York, New York 10019
United States of America
Attention: General Counsel and Secretary
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS
Copies of this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC, are available to stockholders free of charge on our website at www.macquarie.com/mic under “Investor Center/Reports and Presentations” or by writing to us at 125 West 55 th Street, New York, New York 10019, United States of America, Attention: Investor Relations.

OTHER MATTERS
We know of no other business that will be brought before the 2018 Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.
By order of the board of directors,
Michael Kernan
General Counsel and Secretary
March 29, 2018

MACQUARIE INFRASTRUCTURE CORPORATION
125 WEST 55TH STREET, 15TH FLOOR
NEW YORK, NY 10019

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E40300-P03925

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

MACQUARIE INFRASTRUCTURE CORPORATION

1. Election of Directors

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Receipt of Notice of the Annual Meeting and of the 2018 Proxy Statement is hereby acknowledged.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE40300-P03925! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !!MACQUARIE INFRASTRUCTURE CORPORATIONVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the meeting date. Haveyour proxy card in hand when you access the web site and follow the instructionsto obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the meeting date. Have your proxycard in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.MACQUARIE INFRASTRUCTURE CORPORATION125 WEST 55TH STREET, 15TH FLOORNEW YORK, NY 100191a. Norman H. Brown, Jr.1b. George W. Carmany, III1c. James Hooke1d. Ronald Kirk1e. H.E. (Jack) Lentz1f. Ouma Sananikone1. Election of DirectorsNominees:The Board of Directors recommends you vote FOR all ofthe following nominees:For address changes and/or comments, please check this box and write themon the back where indicated.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should eachsign personally. All holders must sign. If a corporation or partnership, please sign in fullcorporate or partnership name by authorized officer.2. The ratification of the selection of KPMG LLP asour independent auditor for the fiscal year endingDecember 31, 2018.NOTE: Such other business as may properly come before themeeting or any adjournment thereof.The Board of Directors recommends you vote FOR thefollowing proposals:3. The approval, on an advisory basis, of executivecompensation.Receipt of Notice of the Annual Meeting and of the 2018 ProxyStatement is hereby acknowledged.If no direction is given, this proxy will be voted "FOR"all nominees in Proposal 1 and "FOR" Proposals 2 and 3.FOR AGAINST ABSTAINFOR AGAINST ABSTAIN

E40301-P03925Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.MACQUARIE INFRASTRUCTURE CORPORATIONThis proxy is solicited on behalf of the Board of Directorsfor the Annual Meeting of Stockholders May 16, 2018 10:00 A.M. EasternYou are cordially invited to participate in the 2018 Annual Meeting of Stockholders of Macquarie Infrastructure Corporation. Our 2018 Annual Meeting will be held on Wednesday,May 16, 2018, at 10:00 A.M. Eastern at Carnegie Hall, 881 7th Avenue, New York, New York 10019. This year's annual meeting will also be a virtual meeting of stockholders.You will be able to participate in the 2018 Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MIC18.You will need the 16-digit control number included in this proxy card in order to be able to enter the Annual Meeting. You may also listen and submit your questionsvia conference call at 1-877-328-2502. Please note that you will not be able to vote your shares via conference call.None of the proposals listed on the reverse side are related to or conditioned upon the approval of any other proposal. Your Internet or telephone vote authorizesthe named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internetor by telephone, please do not return your proxy card.The undersigned hereby appoints Christopher Frost and Liam Stewart, and each of them, attorneys and proxies with the power of substitution, to represent andto vote on behalf of the undersigned all of the shares of common stock of Macquarie Infrastructure Corporation that the undersigned is entitled in any capacityto vote, as designated on the reverse side of this ballot, at the 2018 Annual Meeting of Stockholders to be held on May 16, 2018 at 10:00 A.M., Eastern, viawebcast, and any adjournment or postponement thereof. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERSAS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO DIRECTION IS GIVEN WITH RESPECTTO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. ATTENDANCE OFTHE UNDERSIGNED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THISPROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.Unless voting the shares over the Internet or by telephone, please fill in, date, sign and mail this proxy card promptly using the enclosed envelope.Continued and to be signed on reverse sideAddress Changes/Comments: _______________________________________________________________________________________________________________________________________________________________________________________(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)